                                                                    EXHIBIT 10.3


   CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
      EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
                           ASTERISKS DENOTE OMISSIONS.


                                                               EXECUTION VERSION


                               MANAGEMENT CONTRACT

                                       FOR

               PLANET HOLLYWOOD HOTEL AND CASINO, A SHERATON HOTEL

                                     BETWEEN

                         SHERATON OPERATING CORPORATION

                                       AND

                                   OPBIZ, LLC

                                 APRIL 23, 2003

1.       FUNDAMENTAL BUSINESS TERMS..............................................................................1

         1.1       DEFINITIONS...................................................................................1

         1.2       TERM SHEET....................................................................................1

2.       GENERAL MANAGEMENT AND OPERATIONS.......................................................................2

         2.1       GENERAL MANAGEMENT SERVICES...................................................................2

         2.2       DUTIES OF OWNER...............................................................................3

         2.3       DUTIES OF MANAGER.............................................................................5

         2.4       OPERATING PLAN................................................................................6

         2.5       CAPITAL EXPENSES..............................................................................7

         2.6       BOOKS AND RECORDS; FINANCIAL STATEMENTS.......................................................7

         2.7       PERSONNEL.....................................................................................9

         2.8       CENTRALIZED SERVICES.........................................................................10

         2.9       HOTEL MARKETING PROGRAM......................................................................12

         2.10      AUTOMATION...................................................................................13

         2.11      PURCHASING...................................................................................13

         2.12      HOTEL PARKING................................................................................13

         2.13      INITIAL CAPITAL PROGRAM AND TRANSITIONAL OPERATION...........................................13

         2.14      LIMITATIONS ON MANAGER'S DUTIES..............................................................14

         2.15      LIMITATION ON MANAGER'S LIABILITY............................................................14

         2.16      CHAIN CONFLICTS..............................................................................15

         2.17      SPG PROGRAM/GENERAL SALES OFFICE.............................................................15

3.       FEES AND EXPENSES......................................................................................15

         3.1       MANAGEMENT FEE...............................................................................15

         3.2       CENTRALIZED SERVICES CHARGES.................................................................16

         3.3       REIMBURSABLE EXPENSES........................................................................16

         3.4       PLACE AND MEANS OF PAYMENT...................................................................17

         3.5       BANK ACCOUNTS................................................................................17

         3.6       DISBURSEMENT OF FUNDS TO OWNER; OWNER'S PROVISION OF FUNDS...................................18

4.       TERM AND TERMINATION...................................................................................19

         4.1       TERM OF CONTRACT.............................................................................19

         4.2       EVENTS OF DEFAULT............................................................................19

         4.3       SPECIAL RIGHTS OF MANAGER....................................................................20

         4.4       SPECIAL RIGHTS OF OWNER......................................................................21

         4.5       ACTIONS TO BE TAKEN ON TERMINATION...........................................................22

5.       INSURANCE..............................................................................................23

         5.1       MAINTENANCE OF INSURANCE COVERAGE............................................................23

         5.2       SPECIAL CONDITIONS OR HAZARDS................................................................24

         5.3       PARTIES INSURED AND AMOUNTS OF COVERAGE......................................................24

         5.4       EVIDENCE OF INSURANCE........................................................................24

         5.5       DUTIES OF OWNER..............................................................................25

         5.6       REVIEW OF INSURANCE..........................................................................25

         5.7       WAIVER OF LIABILITY..........................................................................25

6.       MORTGAGES..............................................................................................25

         6.1       AUTHORIZATION TO MORTGAGE HOTEL..............................................................25

         6.2       SUBORDINATION OF MANAGER'S INTEREST..........................................................26

         6.3       PROTECTION OF MANAGER'S INTEREST.............................................................27

7.       DESTRUCTION; TAKING....................................................................................27

         7.1       DAMAGE OR DESTRUCTION........................................................................27

         7.2       TAKING.......................................................................................28

         7.3       EFFECT OF TERMINATION........................................................................28

8.       BUSINESS INTERRUPTION..................................................................................28

         8.1       BUSINESS INTERRUPTION........................................................................28

         8.2       PROCEEDS OF BUSINESS INTERRUPTION INSURANCE..................................................29

9.       ASSIGNMENTS AND SALE OF THE HOTEL......................................................................29

         9.1       RESTRICTIONS ON ASSIGNMENT...................................................................29

         9.2       ASSIGNMENT BY MANAGER........................................................................29

         9.3       ASSIGNMENT BY OWNER..........................................................................30

         9.4       EFFECT OF PERMITTED ASSIGNMENTS..............................................................31

         9.5       FURTHER RESTRICTION ON OWNER.................................................................31

10.      DISPUTES...............................................................................................31

         10.1      ALTERNATIVE DISPUTE RESOLUTION REQUIRED......................................................31

         10.2      COMPENSATION OF MEDIATOR OR ARBITRATOR.......................................................32

         10.3      VENUE, JURISDICTION AND JURY WAIVER..........................................................32

         10.4      EXPENSES.....................................................................................32

         10.5      SURVIVAL AND SEVERANCE.......................................................................33

11.      TRADEMARKS AND OTHER PROPRIETARY MATERIALS.............................................................33

         11.1      OWNERSHIP OF TRADEMARKS......................................................................33

         11.2      USE OF TRADEMARKS............................................................................33

         11.3      NAME OF HOTEL................................................................................34

         11.4      OBLIGATIONS OF OWNER.........................................................................34

         11.5      PROPRIETARY INFORMATION......................................................................34

12.      MISCELLANEOUS..........................................................................................34

         12.1      INTERPRETATION...............................................................................34

         12.2      REPRESENTATIONS AND WARRANTIES OF MANAGER....................................................35

         12.3      COVENANTS, REPRESENTATIONS AND WARRANTIES OF OWNER...........................................35

         12.4      USE OF AFFILIATES BY MANAGER.................................................................36

         12.5      GOVERNING LAW................................................................................36

         12.6      WAIVERS, MODIFICATIONS, REMEDIES.............................................................36

         12.7      SEVERABILITY OF PROVISIONS...................................................................37

         12.8      NOTICES......................................................................................37

         12.9      INDEMNIFICATION..............................................................................37

         12.10     FORCE MAJEURE EVENTS.........................................................................38

         12.11     SUCCESSORS AND ASSIGNS.......................................................................38

         12.12     ESTOPPEL CERTIFICATES........................................................................38

         12.13     ENTIRE CONTRACT..............................................................................39

         12.14     COUNTERPARTS.................................................................................39

         12.15     RELATIONSHIP OF THE PARTIES..................................................................39

         12.16     CONFIDENTIALITY..............................................................................39

         12.17     FURTHER ASSURANCE............................................................................39

         12.18     AGENCY AND AGENCY WAIVERS....................................................................39

         12.19     IRREVOCABILITY OF CONTRACT...................................................................40

         12.20     CASINO AND THEATRICAL/PERFORMANCE FACILITIES.................................................40

         12.21     NO PERSONAL LIABILITY........................................................................41

EXHIBIT A  LIST OF COMPONENTS AND FACILITIES; LEGAL DESCRIPTION
EXHIBIT B  CREDIT AGREEMENT
EXHIBIT C  DEFINITIONS
EXHIBIT D  CENTRALIZED SERVICES CHARGES
EXHIBIT E  HOTEL AUTOMATION SERVICES
EXHIBIT F  REQUIRED INSURANCE COVERAGES

                               MANAGEMENT CONTRACT

         This Management Contract (this "Contract") is dated as of April 23, 2003 and is made effective as of the Effective Date specified in Article I below by and between the Owner and Manager specified in Article I below. Owner and Manager are sometimes referred to collectively in this Contract as the "Parties" and individually as a "Party."

                                    RECITALS

         A. Owner desires to purchase a certain real property and related assets located at 3667 Las Vegas Boulevard South, Las Vegas, Nevada known on the date hereof as "The Aladdin Hotel and Casino" and containing approximately 2,567 guest rooms, a casino and retail, convention, and entertainment facilities (the "Complex").

         B. Subject to completing its acquisition of the Complex, Owner desires to engage Manager as an independent contractor to assist Owner in the development, management, operation and promotion of the first-class hotel comprising a part of the Complex (the "Hotel"), and to provide Owner and the Hotel certain services as described herein. The Hotel is located on the real property as legally described on Schedule 1 to Exhibit A, and includes the components and facilities listed on Exhibit A, including all FF&E associated therewith. The Hotel does not include the portion of the Complex operated as:
(i) a casino (the "Casino"); (ii) entertainment and music areas; (iii) the retail areas; (iv) the parking area subject to the Common Parking Area Agreement (the "Common Parking Area"); or (v) the portion of the Complex Owner (or an affiliate) intends to develop into a fractional ownership vacation/resort as designated on Schedule 2 to Exhibit A (the "Timeshare Project").

         C. In connection with its contemplated acquisition of the Complex, Owner will become a party to that certain Amended and Restated Loan and Facilities Agreement by and among Owner, as borrower, the lenders party thereto, as lenders, and BNY Asset Solutions LLC ("Agent"), as agent, providing for the terms and conditions under which such lenders have agreed to extend certain credit arrangements to Owner (the "Credit Agreement") attached hereto as Exhibit B.

                                   AGREEMENTS

         In consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. FUNDAMENTAL BUSINESS TERMS

         1.1 DEFINITIONS

         All capitalized terms used without definition in this Contract shall have the meanings assigned to such terms in Exhibit C.

         1.2 TERM SHEET

         The following are certain fundamental business terms on which this Contract is based. References to these terms in the other sections and articles of this Contract shall be deemed to incorporate the specific provisions set forth below with respect to such terms. This Section 1.2 is sometimes referred to in this Contract as the "Term Sheet."

EFFECTIVE DATE:            The date on which Owner and Manager shall have each
                           executed this Contract.

OWNER:                     OpBiz, LLC, a Nevada limited liability company.

OWNER'S NOTICE ADDRESS:                                            WITH A COPY TO
                           Bay Harbour Management, L.C.                           Planet Hollywood International,
                                                                                  Inc.
                           885 Third Avenue 34th Floor                            8663 Commodity Circle
                           New York, NY  10022                                    Orlando, FL  32819
                           Attn:  Mr. Douglas P. Teitelbaum                       Attn;  Mr. Robert Earl
                           Fax:  212/371-7497                                     Fax:  407/876-1836

MANAGER:                   Sheraton Operating Corporation, a Delaware corporation.

MANAGER'S NOTICE ADDRESS:                                        WITH A COPY TO THE SAME ADDRESS, MARKED:
                           1111 Westchester Avenue
                           White Plains, New York 10604          Attn: President, North America Division
                           Attn:  General Counsel
                           Fax:  914.640.8260

NAME OF HOTEL:             Subject to Section 2.13.2 and Section 11.3, Planet
                           Hollywood Hotel and Casino, a Sheraton Hotel or other
                           combination of words that includes the Brand Name
                           (but need not include any reference to Planet
                           Hollywood), as determined from time to time by Owner
                           in consultation with Manager.

BRAND NAME:                Sheraton, subject to Sections 2.13.2 and Section 11.3

OPENING DATE:              The Opening Date shall be the date on which Owner
                           completes the acquisition of the Complex pursuant to
                           the Purchase Agreement.

OPERATING
TERM: The period commencing on the Opening Date and expiring at 11:59 p.m. on December 31 of the calendar year in which the twentieth (20th) anniversary of the Opening Date occurs.

MANAGEMENT FEE:            Four percent (4%) of Gross Operating Revenue for each
                           Operating Year during the Operating Term, and two
                           percent (2%) of Rental Income for each Operating Year
                           during the Operating Term.

MINIMUM INITIAL
WORKING CAPITAL:           [***] (provided that such amount shall be the initial
                           working capital for the entire Complex).

INITIAL
CAPITAL PROGRAM:           Owner shall use diligent efforts to cause the Capital
                           Improvements to be completed in accordance with the
                           Initial Capital Program set forth in this Contract
                           (the "Initial Capital Program") and Manager shall
                           consult with and advise Owner regarding the Initial
                           Capital Program as provided in this Contract.

[***]                      [***]


2. GENERAL MANAGEMENT AND OPERATIONS

         2.1 GENERAL MANAGEMENT SERVICES

         Subject to the provisions of this Contract, Owner hereby engages Manager as an independent contractor, and Manager hereby agrees to be so engaged and to provide various services to the Owner and the Hotel and to otherwise consult with, advise and assist Owner in the management, operation and promotion of all aspects of the Hotel as the exclusive provider of the management services described herein to be provided by Manager to the Hotel



   Confidential information redacted and filed separately with the Commission during the Operating Term.


         2.2 DUTIES OF OWNER

         During the Operating Term, Owner shall, subject to the terms of this Contract and Manager's obligations hereunder, cause the Hotel to be operated, serviced, maintained and refurbished: (a) at least at a level of service and quality generally considered to be "first class" and equal to or better than the level of service and quality prevailing from time to time at the Managed Hotels, but in no event less than the Comparable Standards as defined in and required under the Credit Agreement, (b) in a manner consistent with the requirements and limitations set forth in this Contract (including those relating to the Operating Plan and variations thereto permitted pursuant to this Contract), (c) in accordance with standards, policies and programs established by Manager and in effect from time to time that are applicable to the operation of Managed Hotels, including the standards and policies applicable to all phases of operation and programs including purchasing programs, sales promotion programs and quality improvement programs to the extent applicable to the Hotel pursuant to the terms of this Contract and (d) to the extent consistent with the standards described in clauses (a) through (c) above, in a manner reasonably expected to (i) protect and preserve the assets that comprise the Hotel; and
(ii) optimize over the Operating Term the value and financial performance of the Casino and the Hotel. Owner may, in its sole discretion, require that the Hotel be operated to a higher standard of service and quality than that prevailing, from time to time at the Managed Hotels, but not to a standard materially higher than the highest quality hotels within the Managed Hotels. The foregoing standards, policies, programs and objectives of operation shall hereinafter be referred to collectively as the "Operating Standard." The Operating Standard for the Hotel, including the standards of quality, appearance and service, shall be established by Owner from time to time and shall be of equal or higher quality in all material respects with all material elements of the level of service and quality prevailing from time to time at the Managed Hotels, but in no event less than the Comparable Standards.

         To remain competitive and respond to new technology, guest needs, and market conditions, Manager may modify, alter, change, delete or add to the standards, policies and programs that comprise the Operating Standard for the Managed Hotels and Owner acknowledges such rights, and shall conform qualitatively with such revised Operating Standard. Because absolute uniformity under varying local conditions may not be possible or practical, Manager may vary the Operating Standard for the Managed Hotels based upon the characteristics of a particular location or circumstance, density of population, business potential, population of trade area, existing business practices or any other conditions which Manager in its sole discretion deems to be of importance to the operation of such Managed Hotels provided that neither the intent nor the effect of such variation is to discriminate against the Hotel as compared to other Managed Hotels similarly situated. Except to the extent of any such discrimination against the Hotel, Owner shall have no recourse against Manager on account of any such variance granted to another Managed Hotel, and Owner shall not be entitled to require Manager to grant Owner a like or similar variance hereunder. Manager acknowledges that the Hotel, Casino and other portions of the Complex will be marketed by Owner with reference to the Planet Hollywood name and theme or such other name and theme as Owner may determine from time to time subject to Owner's obligation under this Section 2.2 and Manager's right to approve, which approval shall not be unreasonably withheld, the use of the Brand Name, Trademarks and related intellectual property rights in connection therewith. In furtherance thereof, Manager acknowledges that the [***] at the Hotel [***] the name and theme adopted by Owner from time to time and shall not be required to be included in the [***] for the Hotel or theme related [***] offered for sale in and about the Complex. The Brand Name shall be used in [***] exterior and interior Hotel signage, marketing materials (printed, electronic and other media), stationery, the reservation switchboard, front desk areas, and other areas and materials as Owner and Manager shall reasonably agree. Manager agrees that, subject to Owner's obligations under this Section
2.2 regarding the qualitative equivalence of the Operating Standard for the Hotel and the operating standard for the Managed Hotels, the Hotel will [***] with the [***] for the Managed Hotels in all particulars. Without limiting the foregoing, Manager agrees that Owner [***] the Hotel [***] on-site kitchen equipment, computer equipment, hard goods and soft goods in Rentable Guest Rooms, public space and room furniture, fixtures, equipment and decor, food service utensils, toiletries, menus and menu items, staff uniforms, signage, staffing levels, promotional items, memorabilia displays, television and closed circuit programming and other physical and operational standards than are used at other Managed Hotels, as long as those used at the Hotel are qualitatively equal to or better than those used at other Managed Hotels.



   Confidential information redacted and filed separately with the Commission

         In furtherance of Owner's obligation to operate, service, maintain and refurbish the Hotel, Owner shall, during the Operating Term:

                  2.2.1 establish and maintain in consultation with Manager personnel policies and practices relating to the Hotel generally consistent with the customary employment practices of Manager at the other Managed Hotels, including: (i) policies and practices relating to terms and conditions of employment, screening, selection, training, supervision, compensation, bonuses, severance, pension plans and other employee benefits, discipline, dismissal, transfer and replacement; and (ii) policies and practices relating to the exercise by any Hotel Personnel of rights under the National Labor Relations Act or any applicable labor laws in relation to the Hotel (including union organization, recognition and withdrawal of recognition, union elections, contract negotiation on a single-employer or multi-employer basis, grievances, unfair labor practice charges, strikes and lockouts);

                  2.2.2 hire, relocate, pay, transfer and dismiss all Hotel Personnel in accordance with the policies adopted pursuant to Section 2.2.1.

                  2.2.3 maintain in consultation with Manager complete books of account and records for the Hotel consistent with the Uniform System and GAAP in accordance with Manager's customary accounting policies, practices and systems for the Managed Hotels including, without limitation, any proprietary accounting software and systems requested by Manager to coordinate the preparation and maintenance of the books of account and records for the Hotel with Manager's centralized accounting system;

                  2.2.4 negotiate and administer in consultation with Manager all leases, licenses and concession agreements for all public space at the Hotel, including all stores, office space and lobby space;

                  2.2.5 under the direction of Manager keep the Hotel and the FF&E in good operating order, repair and condition, consistent with the Operating Standard, including making necessary replacements, improvements, additions and substitutions thereto;

                  2.2.6 consult with Manager to coordinate the design, construction and installation of any renovations, improvements, repairs, or replacements of FF&E, building systems, or other physical components of the Hotel that may be undertaken including, without limitation, the Initial Capital Program;

                  2.2.7 in consultation with Manager, negotiate, enter into and administer all service contracts and licenses for Hotel operations, including contracts and licenses for health and safety systems, maintenance, electricity, gas, telecommunications (including internet service), cleaning, elevator and boiler maintenance, air conditioning maintenance, laundry and dry cleaning, master television service, use of copyrighted materials (including music and videos), entertainment and other services Owner deems advisable;

                  2.2.8 in consultation with Manager, negotiate, enter into and administer all contracts for the use of banquet and meeting facilities and guest rooms by groups and individuals;

                  2.2.9 supervise and purchase, or direct Manager to arrange for the purchase of, all inventories, provisions, consumable supplies and operating supplies that are necessary and proper to maintain and operate the Hotel, and for use in the management and operation of the Hotel; provided, however, that Owner reserves the right to control all "pouring rights" agreements for beverages (including soft drinks and alcoholic beverages) sold at the Complex and other beverage related promotional or marketing tie-ins.

                  2.2.10 in consultation with Manager, prepare the Operating Plan for each Operating Year in accordance with Section 2.4;

                  2.2.11 cause the Hotel Personnel employed by Owner to be available to consult with Manager (and the Manager Executive Team) at Manager's reasonable request concerning policies and procedures affecting the conduct of the business of the Hotel and its compliance with the Operating Standard;

                  2.2.12 do or cause to be done all such acts and things in or about the Hotel that are within Owner's control as Owner, in good faith and exercising prudent commercial judgment, shall believe to be necessary to comply with Legal Requirements and Approvals and the terms of all insurance policies, and to discharge any lien, encumbrance, or charge on or with respect to the Hotel and the operation thereof;

                  2.2.13 collect, account for and remit to governmental authorities all applicable excise, sales, occupancy and use taxes or similar governmental charges collectible by the Hotel directly from patrons or guests, or as part of the sales price of any goods, services, or displays, including gross receipts, admission, or similar or equivalent taxes duties, levies or charges; and

                  2.2.14 collect all charges, rent and other amounts due from guests, lessees and concessionaires of the Hotel and use those funds, as well as funds from other sources as may be available to the Hotel, in accordance with the terms of this Contract.

         Owner hereby further agrees to provide to Manager, at Owner's cost and expense, such office space and support services (such as secretarial support, telephone and computer system access and other office services in nature and amount substantially identical to those provided by Owner to similarly situated employees of Owner) as shall be reasonably requested by Manager to permit Manager to maintain the Manager Executive Team at the Hotel. In connection with its rights and obligations under this Contract, during the Operating Term, Manager and its agents (including the Manager Executive Team) shall have full and complete access to the Hotel, without notice, at any time and from time to time to conduct inspections of the Hotel, its operations, its books and records, as well as its computers and electronic storage medium, and, subject to the rights of tenants, concessionaires and licensees, all leased areas and concessions to confirm compliance of the Hotel and its operation with the Operating Standard. Owner shall promptly take all actions reasonably necessary to remedy any non-compliance with the Operating Standard, written notice of which is provided to Owner by Manager. If Manager or an inspection service retained by Manager makes more than one (1) quality assurance inspection in any twelve (12) month period because of Owner's failure to comply with the Operating Standard, or failure to obtain a passing or acceptable inspection score, Owner shall reimburse Manager for its actual costs in connection with such additional inspections. Owner agrees to provide complimentary lodging and reasonable food and beverage to Manager's inspectors. Manager may, with Owner's consent, which shall not be unreasonably withheld, publish or disclose the results of quality assurance inspections.

         2.3 DUTIES OF MANAGER

         Manager shall, during the Operating Term: (i) cause the Manager Executive Team to report to the CEO (or CFO, as directed by Owner) and consult with, advise, assist, and provide recommendations to, Owner and the Owner Executive Team; (ii) direct and supervise the Hotel Personnel regarding the management and operation of the Hotel on a day-to-day basis in accordance with the Operating Standard, the Operating Plans and the terms of this Contract;
(iii) consult with and assist Owner in coordinating the efficient operation of the Hotel and Casino as integrated parts of the Complex; and (iv) implement or effectuate the Operating Plan, Operating Standards and such other advice, assistance and recommendations as Owner may adopt in accordance with the terms of this Contract and in a manner consistent with the standard of performance of a prudent experienced hotel operator. In furtherance thereof, Manager shall:

                  2.3.1 consult with and assist Owner in the preparation of the Operating Plan for each Operating Year in accordance with Section 2.4;

                  2.3.2 observe the day-to-day operations of the Hotel to confirm that the Hotel is being operated by Owner in accordance with the Operating Standard; and consult and cooperate with Owner regarding the Hotel's compliance with the Operating Standard and Owner's obligations under Section
7.16 of the Credit Agreement and direct Owner, the Owner Executive Team and Hotel Personnel to take such actions as Manager reasonably determines are necessary for the Hotel to become (or remain) in compliance with the Operating Standard;

                  2.3.3 consult with and otherwise advise Owner in connection with Owner's duties and obligations under this Contract. In no event shall Manger have operational control or responsibility for the Casino; and

                  2.3.4 make available to the Owner the reservation system described in Exhibit D.

         2.4 OPERATING PLAN

         On or before November 1 of each Operating Year, the CEO working in conjunction with the Manager Executive Team shall prepare and deliver to Owner for review and approval by Owner a proposed Operating Plan for the next ensuing Operating Year, with annualized projections of Gross Operating Revenue and Operating Expenses for such Operating Year. The proposed Operating Plan for the next ensuing Operating Year shall be prepared in a manner consistent with Manager's standard planning and budgeting requirements with such additions and modifications thereto as shall be deemed appropriate by the CEO to take into consideration the coordinated operation of the Hotel and the Casino, and shall contain the following items, which shall be set forth for each month of such Operating Year: (i) estimated results of operations (including estimated Gross Operating Revenue and Operating Expenses); (ii) a description of proposed Capital Improvements to be made during such ensuing Operating Year and itemized estimated Capital Expenses therefor (the "Capital Budget"), which Capital Budget shall include capitalized lease expenses and a contingency line item, as set forth below; (iii) a statement of cash flow, including a schedule of any anticipated requirements for funding by Owner; together with the following supporting data: (x) estimates of total labor costs, including both fixed and variable labor; (y) estimates of the average daily house rate and occupancy; and
(z) an estimate of Management Fees and Centralized Services Charges and other payments to Manager and its Affiliates; and (iv) the proposed rates for Hotel usage including room rates for individuals and groups, charges for room service, food and beverage and for use of recreational or other guest facilities or amenities at the Hotel, billing policies with respect to the operation of the Hotel, price schedules, rates and rate schedules and all rents, lease charges and concession charges for all areas of the Hotel. The proposed Operating Plan also shall include a marketing plan for the activities to be undertaken by Manager pursuant to Section 2.9, which plan shall include: (i) a description of the Hotel's target markets, the Hotel's relative position in those markets, the proposed room rate structures for each market segment, the current and future sales plan for the Hotel, the advertising and public relations plan for the Hotel, and the proposed staffing for the sales and marketing activities of the Hotel; and (ii) a marketing plan for the Casino which shall include a description of the Casino's target markets, relative position in those markets and the proposed [***] and the reimbursement rates therefor (which shall be the rates payable by Manager with respect to rooms utilized [***] with respect to standard rooms, [***] for suites (which amount shall be [***] by the same [***] in estimated average daily occupancy rate included in the Operating Plan for the year in question), unless Manager shall otherwise agree) to be utilized by Owner in connection with the marketing of the Casino. Manager shall fully cooperate with the CEO in Owner's preparation of the Operating Plan and shall make available to Owner such members of the Manager Executive Team at all reasonable times as shall be requested by the CEO to permit Owner to perform its obligations under this Section 2.4. The proposed Operating Plan prepared by the CEO and approved by Owner shall become the Operating Plan for the ensuing Operating Year.

                  2.4.1 During each Operating Year during the Operating Term, and subject to sufficient funds being made available by Owner, Manager shall cause the Hotel to be operated in general accordance with the approved Operating Plan for such Operating Year, as the same may be modified from time to time by the written direction of the CEO.

                  2.4.2 If in Owner's reasonable judgment any expenditures are required on an emergency basis to avoid imminent physical damage to the Hotel or injury to Persons or property, Owner shall make such expenditures, whether or not provided for or within the amounts provided for in the approved Operating Plan for the Operating Year in question, as may reasonably be required to avoid or mitigate such damage or injury. Such expenditures shall be treated as Operating Expenses or Capital Expenses as determined in accordance with the terms hereof. Owner shall notify Manager as promptly as reasonably possible of the making of any such expenditures.

                  2.4.3 If any expenditures are required to comply with any Legal Requirement or to cure or prevent any violation thereof the existence of which does not create an imminent threat of physical damage to the Hotel or injury to Persons or property, Owner may elect, in its sole discretion, either to: (i) make such expenditures, whether or not provided for or within the amounts provided for in the approved Operating Plan for the Operating Year in question, as may be necessary to comply with such Legal Requirement or to remove or prevent the violation


   Confidential information redacted and filed separately with the Commission thereof; or (ii) diligently contest in good faith the alleged violation. Any such expenditures shall be treated as Operating Expenses or Capital Expenses as determined in accordance with the terms hereof.

         2.5 CAPITAL EXPENSES

         During the Operating Term, the following provisions shall apply as to the maintenance and repair of the Hotel:

                  2.5.1 The Hotel (including the Hotel building, adjacent grounds, FF&E and hotel equipment and operating supplies) shall be maintained and repaired by Owner in a manner sufficient to permit the maintenance and operation of the Hotel in accordance with the Operating Standard and as contemplated in the Operating Plan in effect from time to time. Without limiting the generality of the foregoing, Owner shall complete the Initial Capital Program within the time and in the manner described in the Credit Agreement. As part of its duties, Manager shall perform physical inspections of the Hotel from time to time, using Hotel Personnel or third-party consultants as Manager shall reasonably determine as contemplated in the Operating Plan (the cost of which shall be an Operating Expenses), consider the useful life of the Hotel's physical plant, evaluate the Hotel's need for capital replacements and upgrades and make recommendations to Owner with respect thereto.

                  2.5.2 Owner shall make available from the Operating Account funds for the purpose of funding Capital Expenses included in the approved Operating Plan or otherwise proposed by Owner. In the event Manager reasonably determines that the Hotel is not being operated in compliance with the Operating Standard, Manager shall so notify Owner in writing stating with reasonable specificity the areas of non-compliance and may request Owner to provide funds for the purpose of causing the Hotel to comply with the Operating Standard.

                  2.5.3 If the design or construction of the Hotel (including, without limitation, any work included in the Initial Capital Program) is defective, and the defective condition causes physical damage to the Hotel, poses a risk of injury to people or property, or is not in compliance with one or more Operating Standards, Owner shall as expeditiously as possible remedy such defect. Owner's obligation to proceed expeditiously shall apply regardless of whether or when insurance proceeds may be available to cover the necessary expenditures. Any amounts expended by Owner in effecting the remedy of any such defect shall not be deducted in determining Gross Operating Revenue.

                  2.5.4 The lack of sufficient monies in the Operating Account shall not limit Owner's obligations to maintain the Operating Standard.

         2.6 BOOKS AND RECORDS; FINANCIAL STATEMENTS

                  2.6.1 During the Operating Term, Owner shall cause books of account and other records relating to or reflecting the results of the operation of the Hotel to be kept in accordance with GAAP and, to the extent applicable, the Uniform System and the current policies and standards applicable to Managed Hotels. Additionally, Owner shall maintain as part of the books and records of the Hotel any guest profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and other information obtained in the ordinary course of business from guests of the Hotel during such guests' stay at the Hotel or during such guests' use of the facilities associated with the Hotel (the "Hotel Guest Information"). The Hotel Guest Information shall not include information pertaining solely to the gaming activities of customers of the Casino. In maintaining the books and records of the Hotel and the Hotel Guest Information, Owner shall, in accordance with
Section 2.10 below, utilize the accounting systems recommended by Manager that are compatible with Manager's current requirements for the Managed Hotels and Manager shall assist Owner as reasonably necessary in the application and utilization of such systems. All books of account and other financial records of the Hotel shall be available to Manager at all reasonable times for examination, audit, inspection and copying. If such inspection discloses that the Gross Operating Revenue during any scheduled reporting period actually exceeded by [***] or more the amount reported by Owner as Gross Operating Revenue, or if the audit reveals that the accounting procedures or records are insufficient (for reasons other than inadequacy of the accounting systems recommended by Manager) to determine the accuracy of the sum reported, Owner shall bear the cost of such inspection and audit and in all events shall pay immediately any such deficiency with interest from the date due at the daily equivalent of the



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rate provided in Section 3.4.2 on such overdue amount. All of the financial books and records pertaining to the Hotel, including books of account and front office records (but excluding Guest Data and Proprietary Information, as set forth in Section 11.5), shall be the property of Owner. During the Operating Term, Manager shall have access to the Hotel Guest Information, and may use the Hotel Guest Information in any reasonable manner [***] to the use or operation of the Hotel.

                  2.6.2 Manager shall cause the Hotel Personnel to prepare and deliver reasonably detailed monthly operating reports to Owner that reflect operational results of the Hotel for each month of the Operating Year on or before the twentieth (20th) day of the month following the month (or partial month) to which such operating report relates. The reports shall be in a format (which may be amended from time to time) substantially similar to the operating reports provided by Manager or its Affiliates to other Managed Hotels and in such other format and including such additional information as may reasonably be required by the CEO, Agent (pursuant to Section 7.2(l) of the Credit Agreement) or any other secured lender under a Succeeding Financing. At a minimum, monthly operating reports shall include: (i) a balance sheet including current month and prior year-end comparisons and differences in reasonable detail; (ii) an income and expense statement for the month in question and for the elapsed portion of the current Operating Year through the end of such month; (iii) a statement of net cash flow from operations in reasonable detail for such month and such elapsed portion of the current Operating Year; (iv) a statement of the amount of the Management Fee, Centralized Services Charges, Reimbursable Expenses and any other amounts payable or expenses reimbursable to Manager; and (v) a schedule of Capital Expenses showing, in reasonable detail, items budgeted, actual expenditures to date and the amount of expenditures projected for completion. Such reports shall also set forth variances that have occurred and that are anticipated between the applicable Operating Plan and actual results in a monthly variance report (along with the statements mentioned above). Owner shall cooperate with Manager in effecting the Hotel Personnel's preparation of such reports (including allocating a sufficient number of Hotel Personnel to work in such regard). Manager shall make available to Owner members of the Manager Executive Team as reasonably requested by Owner to respond to questions Owner may have regarding such monthly reports.

                  2.6.3 Within [***] days after the end of each Fiscal Quarter, Manager shall cause the Hotel Personnel to deliver to Owner unaudited balance sheets, income statements and cash-flow statements prepared in accordance with GAAP consistently applied, and certified by the CFO as presenting fairly in all respects the financial condition and results of operations of the Hotel as of the end of such Fiscal Quarter. Such reports shall also set forth in comparative form the corresponding figures for the current Operating Year to date, and the corresponding figures for the entire corresponding period of the preceding Operating Year, in each case subject to footnotes and normal year-end adjustments (the "Quarterly Financial Statements"). Concurrently with the delivery of the Quarterly Financial Statements, Manager will [***] by Manager and by the CFO [***] under the Quarterly Financial Statements and the Operating Plan for the corresponding year-to-date, and including any [***]. Manager shall make available to Owner members of the Manager Executive Team as reasonably requested by Owner to respond to questions regarding such Quarterly Financial Statements.

                  2.6.4 Within [***] days after the end of each Operating Year, Manager shall deliver to Owner unaudited balance sheets, income statements and cash-flow statements prepared in accordance with GAAP consistently applied (the "Operating Year Financial Statements"). Manager and the Controller shall certify the Operating Year Financial Statements as presenting fairly in all respects the financial condition of the Hotel as of the end of the applicable Operating Year and the results of operations of the Hotel during that Operating Year. The Operating Year Financial Statements will be in form and substance reasonably acceptable to Owner and any Mortgagee. Concurrently with the delivery of the Operating Year Financial Statements, Manager will [***] by Manager and by the Controller [***] under the Operating Year Financial Statements and the Operating Plan for the corresponding Operating Year, and including any [***]. Manager shall make available to Owner members of the Manager Executive Team as reasonably requested by Owner to respond to questions regarding such Operating Year Financial Statements.

                  2.6.5 By April 30 of each Operating Year (beginning with April 30 of the second (2nd) Operating Year, for the first Operating Year), Owner shall cause to be prepared and delivered, as an Operating Expense, Certified Financial Statements for the preceding Operating Year. The Certified Financial Statements shall consist of a balance sheet, a statement of earnings and retained earnings and a statement of cash flows. The



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Certified Financial Statements shall contain a certificate of the Designated
Accountant to the effect that, subject to any qualifications contained therein, the financial statements fairly present, in conformity with GAAP, the financial position, and results of operations and cash flows of the Hotel for the Operating Year then ended. The Certified Financial Statements delivered pursuant to this Section 2.6.5, and all information contained therein, shall be binding and conclusive on the Parties unless, within sixty (60) days following the delivery thereof, either Party shall deliver to the other Party written notice of its objection thereto setting forth in reasonable detail the nature of such objection. If the Parties are unable thereafter to resolve any disputes between them with respect to the matters set forth in the Certified Financial Statements within sixty (60) days after delivery by either Party of the aforesaid written notice, either Party shall have the right to cause such dispute to be resolved by arbitration conducted in accordance with the provisions of Section 10 below.

                  2.6.6 Except for the reports to be prepared by Manager in accordance with Sections 2.6.2, 2.6.3 and 2.6.4, Owner shall be responsible for preparing all of the financial statements and reports required to be prepared and delivered to Agent pursuant to Section 7.2 of the Credit Agreement.

         2.7 PERSONNEL

         During the Operating Term, Owner shall, in consultation with Manager, manage all aspects of the Hotel's human resources functions and shall implement at the Hotel the personnel policies and procedures applicable to Managed Hotels. Such policies and procedures shall reflect the Hotel's location in Las Vegas and themed operation in conjunction with the Casino. Without Owner's prior written approval, Manager shall not recognize, negotiate or otherwise deal with any labor union, bargaining unit or similar organization other than with respect to any agreement to do so applicable to the Hotel and assumed by Owner in connection with its acquisition of the Hotel, and Owner may require Manager to use reasonable methods to resist organizing efforts at the Hotel or amongst Hotel Personnel. In connection with the management of the Hotel's human resources functions, Manager and Owner shall have the responsibilities and exercise the rights set forth below:

                  2.7.1 Owner shall appoint an Owner Executive Team to manage the Hotel, which team shall consist of the CEO, a Director of Casino Operations, and a Chief Financial Officer (the "Owner Executive Team"), and Manager shall appoint a Manager Executive Team consisting of the Director of Hotel Operations, a Director of Food and Beverage, a Director of Sales and Hotel Marketing, a Director of Rooms, a Director of Housekeeping, a Front Desk Manager, and such other department heads as Manager determines are necessary for it to perform its obligations under this Contract (collectively, the "Manager Executive Team") who shall be approved by Owner as set forth below. The Manager Executive Team and the Owner Executive Team shall fully cooperate in causing Owner and Manager to comply with their respective obligations under this Contract. Owner shall have the right to interview and approve each individual selected by Manager to serve on the Manager Executive Team prior to his or her appointment, which approval shall not be unreasonably withheld. If Owner shall disapprove [***] or more consecutive candidates proposed by Manager to occupy a position on the Manager Executive Team who shall have qualifications consistent with those of executives of similar level employed by Manager at the Managed Hotels, a rebuttable presumption shall arise in favor of Manager that Owner has unreasonably withheld its consent with respect to such position provided that the failure by Owner to approve any such candidate shall not constitute an Event of Default (but shall constitute an Arbitrable Dispute). Prior to appointing a member of the Manager Executive Team, Manager shall provide Owner with a written summary of such individual's professional experience and qualifications and shall offer Owner the opportunity to interview the candidate at the Hotel or another mutually acceptable location. Owner will forego its right to interview any such individual if Owner or its authorized representative is unwilling or unable to participate in the interview within five (5) business days following Manager's offer. Owner shall be deemed to have approved the appointment of any such individual unless Owner delivers notice of its disapproval of such appointment within seven (7) business days after Owner's interview of the candidate. Manager shall, in consultation with the Owner Executive Team, assist Owner in identifying, appointing, assigning, instructing and supervising all personnel necessary or advisable for the operation of the Hotel, provided that the Hotel shall at all times be managed and staffed by Hotel Personnel who have met Manager's training requirements. If Owner desires that Manager replace one or more members of the Manager Executive Team, Owner shall provide written notice thereof stating in reasonable detail the basis for such request. If Manager declines to accede to such request, Owner shall be afforded the opportunity to promptly discuss such request with the corporate officer of Manager with primary responsibility for hotel operations upon Owner's further written request and if such



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corporate officer of Manager shall decline such request, Owner shall be so advised in writing stating the basis therefor.

                  2.7.2 The terms of employment, including hiring, training, compensation, bonuses, employee benefits, discharge, transfer and replacement of all Hotel Personnel shall be established and administered by Owner; provided, however, that Manager shall advise Owner as to Manager's customary policies and procedures regarding all such matters, and Owner shall use its commercially reasonable efforts to comply with such policies and procedures taking into consideration market factors customary to hotel/casino complexes similar to the Complex and Owner's retained right with respect to union labor. Owner hereby authorizes the Manager Executive Team to exercise supervisory authority over all Hotel Personnel, including, without limitation, authority to cause Owner to hire or dismiss Hotel Personnel in a manner consistent with applicable Legal Requirements and the personnel policies and procedures adopted by Owner from time to time in accordance with the terms of this Contract.

                  2.7.3 Corporate Personnel who travel to the Hotel to perform technical assistance or other services for the Hotel shall be permitted, without charge but subject to availability (with rate-paying guests given preference), to stay at the Hotel and use its facilities (including reasonable food and beverage consumption). Corporate Personnel shall be permitted to stay at the Hotel for business or non-business purposes at reduced rates in accordance with policies with respect to such stays generally in effect from time to time which are applicable to the Managed Hotels.

                  2.7.4 All Hotel Personnel shall be employees of Owner or an Affiliate of Owner, or of a contractor providing labor to the Hotel. The Manager Executive Team shall be employees of Manager or an Affiliate of Manager. All Hotel Personnel Costs (including all employment costs relating to the Manager Executive Team) shall be Operating Expenses payable by Owner.

                  2.7.5 Owner acknowledges that Owner or its Affiliate may have an obligation under federal, state, or local law to give advance notice to Hotel Personnel of any termination of their employment, and that failure to comply with any such notification obligation could give rise to civil liabilities. Therefore, notwithstanding anything to the contrary contained in this Contract, Owner shall indemnify, hold harmless and defend Manager and its Affiliates from and against any liabilities in any way based on Owner's employment practice, policies or actions (including terminating this Contract) which give rise to such a notification or other obligation on the part of Owner or any of its Affiliates with respect to or in any way relating to the employment by Owner of any Hotel Personnel; provided, however, that such indemnification shall not be required with respect to any matter relating to or arising from the specific acts of any member of the Manager Executive Team in violation of law [***].

         2.8 CENTRALIZED SERVICES

         During the Operating Term, Manager shall furnish or cause its Affiliates to furnish to the Hotel the benefits of the Centralized Services, and Owner hereby agrees to cause the Hotel to participate in any or all such Centralized Services as required by Manager. Except as otherwise specifically set forth on Exhibit D, or as indicated from time to time by Manager, participation by the Hotel in all Centralized Services is mandatory. Without limiting the generality of the foregoing, Manager shall provide, and Owner shall cause the Hotel to participate in, centralized marketing, sales and reservation services as follows:

                  2.8.1 Manager shall maintain a marketing and sales program that promotes the brand identity of Manager and its Affiliates, advertises to Manager's and its Affiliates' markets and secures bookings for hotels and resorts, including the Hotel, operated under the Brand Name (the "Centralized Marketing Program"). In addition, Manager shall coordinate the Hotel's individual marketing program with the Centralized Marketing Program and, as appropriate, include the Hotel in the brand identity and national advertising programs conducted as part of the Centralized Marketing Program. To the extent that Manager conducts any marketing program customized to or for the benefit of any resort, theme or other specialized hotels included in the Managed Hotels, Manager shall offer Owner the opportunity to participate in such program or similar programs on terms equivalent to those offered the affected Managed Hotels.


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                  2.8.2 Manager shall secure bookings for the Hotel through
Manager's sales and reservations offices and other distribution and sales systems, and shall encourage the use of the Hotel by tourists, special groups, travel congresses, travel agencies, airlines and other recognized sources of hotel business. Manager shall develop a sales program, represent the Hotel at appropriate conventions and travel congresses, and list the Hotel in printings of general tariff bulletins. In addition, Manager shall process reservations for the Hotel through Manager's and its Affiliates' worldwide communications network. To facilitate Manager's provision of such reservations services, Owner agrees that:

                  (a) Except as otherwise provided herein, Owner shall not maintain, hyperlink to or otherwise use in connection with the Hotel any toll-free or similar telephone line or communications device (including, without limitation, any website or internet booking service) for making reservations that is independent of the reservations telephone line and communications device(s) maintained by Manager or its Affiliates in connection with the worldwide communications network of Manager and its Affiliates. The toll-free reservations telephone line or similar telephone number and other communications devices of Manager and its Affiliates (and those services to which Manager and/or its Affiliates subscribe or in which they otherwise participate) for making reservations shall be the only telephone reservations line and communications devices for the Hotel; provided, however, Manager shall permit Owner and/or Planet Hollywood or the licensor of any successor theme used to identify the Hotel or any other portion of the Complex to maintain: (i) a hyperlink from their own websites to Manager's reservations website; (ii) toll-free telephone reservations system that automatically feed to Manager's toll-free reservations service; and (iii) any similar links using such technology as shall be available during the Operating Term. The Hotel shall be listed in all airline reservations systems (which include what are known in the hospitality industry as Global Distribution Systems) under the applicable code for hotels and resorts operated under the Brand Name. Manager shall permit Owner and/or Planet Hollywood or the licensor of any successor theme used to identify the Hotel or any other portion of the Complex to maintain one (1) website for making reservations (the "Owner Website"). At the election of the CEO, the Owner Website shall be run by the Owner or Manager and the inter-activity of the Owner Website with the Manager's website(s) related to the Hotel shall be determined by the CEO. Bookings made through the Owner Website [***] payable to the Manager.

                  (b) Owner shall permit Manager to, and Manager shall, load into the reservations system maintained by Manager and its Affiliates, and maintain on a current basis, the Hotel's total rooms inventory and all associated room rates.

                  2.8.3 Subject to the last sentence of Section 2.8.2(a) above, Manager and its Affiliates shall be entitled to be paid for the existing Centralized Services based on the charges set forth on Exhibit D (as such charges may be increased to reflect increases in the costs of operating, maintaining and upgrading such services). In addition, Manager and its Affiliates shall be entitled to be paid for any new Centralized Services based on the reasonable estimate made by Manager and its Affiliates of the costs and expenses that will be incurred in providing such services on a system-wide basis to Managed Hotels, which estimate of costs may include equitably allocated salaries (including payroll taxes and employee benefits) of Corporate Personnel directly involved in the provision of the Centralized Services, overhead costs allocable to the provision of the Centralized Services, recovery of development costs, promotion costs, costs of operating, upgrading and maintaining such services and costs of all equipment employed in the rendition of such services. The Hotel's costs for participating in the Centralized Services (collectively, the "Centralized Services Charges") shall be determined in an equitable manner and on the same basis as allocated or charged to all of the other Managed Hotels and the methodology used to determine such allocations to the Hotel (including internal audits, if any) shall be disclosed to Owner upon written request. In addition, if equipment and/or software is installed and maintained at the Hotel in connection with the provision of any Centralized Services, all costs thereof shall be paid by Owner and charged to the operation of the Hotel either as an Operating Expense or as a Capital Expense, as determined by the terms herein.

                  2.8.4 Notwithstanding anything to the contrary in this Contract, if the Manager adopts Centralized Services in the future which are substitutions for one or more of the Centralized Services described on Exhibit D in its current form ("Substitute Centralized Services"), then Owner shall be required to accept such Substitute Centralized Services [***] Substitute Centralized Services are substantially similar in nature and purpose to existing Centralized Services for which Owner [***] pursuant to Exhibit D in its current form. If Manager adopts Centralized Services in the future [***] described on Exhibit D in its current form ("New Centralized Services") and


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Owner can provide substantially the [***]. Owner shall pay [***] Manager for all
Substitute Centralized Services or New Centralized Services which the Owner
[***].

         2.9 HOTEL MARKETING PROGRAM

                  2.9.1 In addition to affiliating the Hotel with the Centralized Marketing Program, Manager shall develop and implement in coordination with Owner a specific marketing program for the Hotel consistent with Owner's marketing of the Complex and following Manager's policies and guidelines taking into account the characteristics of the Complex and Owner's desire to market the Hotel and Casino in a fully coordinated manner, which will provide for the planning, publicity, internal communications, organizing and budgeting activities to be undertaken, and which may include the following:

                  (a) production, distribution and placement of promotional materials relating to the Hotel, including materials for the promotion of employee relations;

                  (b) development and implementation of promotional offers or programs that benefit the Hotel and are undertaken by Manager or by a group of Managed Hotels that includes the Hotel;

                  (c) attendance of Hotel Personnel at conventions, meetings, seminars, conferences and travel congresses;

                  (d) selection of and guidance to, as required, advertising agency and public relations personnel; and

                  (e) preparation and dissemination of news releases for national and international trade and consumer publications.

         Development and implementation of the Hotel's individual marketing program will be accomplished substantially by Hotel Personnel and/or personnel from Owner's Affiliates, supervised and directed by the Manager Executive Team, with periodic assistance from Corporate Personnel with marketing and sales expertise. Any such assistance rendered by Corporate Personnel shall be at no cost to Owner or the Hotel for such personnel's time, but Owner shall pay for the Out-of-Pocket Expenses reasonably incurred by Manager in connection with such assistance. The program shall comply with Manager's sales, advertising and public relations policies and corporate identity requirements, as they may be modified from time to time; provided, however, the following [***] from such programs shall be [***] (i) the Brand Name logotype [***] the only logotype or symbol used to identify the Hotel and to the extent the Brand Name [***] it may be used in a manner [***] the Planet Hollywood logotype; and (ii) Owner may [***] materials or implement [***] of its own or maintain any [***] of its own regarding the Complex as a whole on a [***], in the media and in retail stores through Planet Hollywood subject to the provisions of Section 2.8.2. During the term of this Contract, Owner [***] the Guest Data for the [***] development and implementation of the [***]. The Hotel must participate in all promotional and marketing programs of Manager and its Affiliates for so long as they are continued, including the Frequency Programs. The cost of the development and implementation of the Hotel's marketing program shall be an Operating Expense and the estimated costs for each Operating Year will be included in the Operating Plan for such Operating Year.

                  2.9.2 Manager shall have the right to obtain, or, at the request of Manager, Owner shall have the right but not the obligation to provide, updated photographs of the Hotel or the Complex (the expense of which shall be an Operating Expense of the Hotel) from time to time, but not less frequently than every three (3) years, in accordance with Manager's specifications for property photography, as such specifications may exist from time to time. In the event Owner provides the property photography, Owner shall ensure that the property photography includes unlimited usage rights granted for the benefit of Manager with respect to the marketing and promotion of the Hotel.


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         2.10 AUTOMATION

         The Hotel shall utilize all automation systems reasonably required by Manager to enable the Hotel to function as a Managed Hotel, in accordance with the terms and conditions of Exhibit E; provided that Manager shall utilize the existing computer and automation systems present at the Hotel and the Hotel may continue to use other existing automation systems at the Hotel, to the extent commercially reasonable.

         2.11 PURCHASING

         In the performance of Owner's and Manager's obligations under Section
2.2.9 and Section 2.3, Manager shall provide Owner the right to purchase the items described therein under vendor contracts available to Manager under any purchasing program maintained from time to time by Manager and its Affiliates, provided that the prices and terms of the goods and services purchased under such vendor contracts are competitive with the prices and terms of goods and services of equal quality available from others. In determining, pursuant to the foregoing, whether such prices and/or fees are competitive, they will be compared to the prices and/or fees which would be charged by reputable and qualified unrelated third parties on an arm's length basis for similar goods and/or services. For purposes of determining competitiveness, the goods and/or services which are being purchased may be grouped in reasonable categories, rather than being compared item by item. In respect of such purchases, Owner understands and acknowledges that Manager and/or its Affiliates may receive certain payments, fees, commissions or reimbursements from vendors, and that Manager and/or its Affiliates may have investments in such vendors and may profit from such payments, fees or reimbursements. Notwithstanding the foregoing, upon at least thirty (30) days' prior written notice to Manager, Owner shall have the right to opt out of any purchasing program in respect of all purchases or such items as Owner may designate in such notice and purchase items of its own, whether through the Hotel License Agreement and Restaurant License Agreement with Planet Hollywood or otherwise.

         2.12 HOTEL PARKING

                  2.12.1 Manager has received and reviewed the Common Parking Area Use Agreement. Manager acknowledges that the only parking available to guests of the Hotel are (i) approximately five hundred (500) parking spaces located under the Hotel on land owned by Owner, which spaces are shared with other uses of the Complex, and (ii) the parking made available to Owner under the Common Parking Area Use Agreement. Manager acknowledges that Owner may decrease the number of parking spaces under the Hotel as part of the Initial Capital Program.

                  2.12.2 Owner is responsible for making all payments necessary to ensure uninterrupted use (subject to Force Majeure Events and to any provisions in the Common Parking Area Use Agreement that allows the owner of the Common Parking Area to restrict access thereto) of the parking spaces that Owner is entitled to use under the Common Parking Area Use Agreement. Owner may require Manager to make such payments from the Operating Account. Manager will cooperate with Owner in making any reports required to be made under the Common Parking Area Use Agreement and in resolving any disputes with the owner of the Common Parking Area.

         2.13 INITIAL CAPITAL PROGRAM AND TRANSITIONAL OPERATION

                  2.13.1 Manager shall assist and cooperate with Owner regarding Owner's performance of the Initial Capital Program, the Parties acknowledging that the successful completion of the Initial Capital Program is integral to the success of the Hotel and the Complex. To the extent there is any conflict between the successful completion of the Initial Capital Program and the operation of the Hotel in what would otherwise be the normal course of operations, the successful completion of the Initial Capital Program shall take priority unless Owner expressly decides otherwise. Nothing herein shall be deemed to make Manager a project manager for the Initial Capital Program, Owner acknowledging that it will engage a third party to provide that service.

                  2.13.2 Between the Opening Date and the substantial completion of the Initial Capital Program, the Hotel shall be operated by Manager under the same terms and conditions as are otherwise set forth in this Contract, but under such other name as Owner may determine (including Aladdin or Planet Hollywood) and shall not include the Brand Name unless Manager agrees that the Hotel meets the qualitative service and physical



                                       13
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standards prevailing from time to time at the Managed Hotels, which agreement shall not be unreasonably withheld, conditioned or delayed. Upon the substantial completion of the Initial Capital Program, the Hotel name shall be changed to the Name of Hotel and the Brand Name shall be used as otherwise required by this Contract.

         2.14 LIMITATIONS ON MANAGER'S DUTIES

                  2.14.1 Manager's duties under this Contract are subject to the availability of sufficient funds from the operation of the Hotel or which are otherwise provided by Owner. Except as otherwise expressly provided in this Contract, all costs and expenses of operating, maintaining, marketing and improving the Hotel shall be payable out of funds from the operation of the Hotel or which are otherwise provided by Owner. In no event shall Manager be obligated to advance any of its own funds to pay any such costs or expenses for the Hotel. Anything in this Contract to the contrary notwithstanding, Manager shall be excused from its obligations hereunder (i) to the extent and whenever Manager shall be prevented from performing such obligations by reason of the occurrence of a Force Majeure Event; (ii) to the extent Manager be prevented from performing such obligations as a result of any breach by Owner of any provision hereof (including, without limitation, Owner's obligation to provide sufficient funds to operate the Hotel in accordance with the Operating Standards); or (iii) to the extent and wherever there is herein provided a limitation on Manager's abilities to expend funds in respect of the Hotel when failure to expend such funds shall reasonably prevent Manager from meeting its obligations hereunder.

                  2.14.2 In connection with any insurance coverages required or obtained under this Contract, neither Manager nor any insurance broker Manager or its Affiliates may retain makes any warranty or representation regarding the advisability, nature, or extent of the insurance coverages provided by Manager for the benefit of Owner or any other coverages that Owner should consider for the protection of Owner, the Hotel and its operations. Owner agrees to rely exclusively on its own insurance advisors with respect to all insurance matters.

                  2.14.3 Any and all financial projections, analyses and budgets prepared by Manager under this Contract, if any, are intended to assist in operating the Hotel, but are not to be relied on by Owner or any third party as to the accuracy of the information contained therein or the results predicted. Manager does not guarantee the accuracy of the information contained in such projections and budgets, nor does it guarantee the results of such projections and budgets, and Owner acknowledges that Manager shall not be held responsible by Owner or any third party for any divergence between such projections and budgets and actual operating results achieved. If Owner provides any such financial projections or budgets to a third party, Owner shall be obligated to advise such third party in writing of the substance of the disclaimer set forth in this Section 2.14.3. The failure of the Hotel to achieve any Operating Plan for any Operating Year shall not be an Event of Default under this Contract and shall not entitle Owner to claim a breach by Manager or to terminate this Contract under Section 4.2.

                  2.14.4 If any environmental, construction, personnel, real property-related, or other problems arise at the Hotel during the Operating Term that (a) relate to the operation of the Hotel prior to the Operating Term or to activities undertaken prior to the Operating Term at the Hotel or on the real property on which the Hotel is situated, or (b) are caused by sources outside of the Hotel, Manager's services under this Contract do not extend to management of any abatement or other correction of such problems and Owner shall retain full managerial and financial responsibility for and control over abating or correcting such problems; provided, however, such actions shall be done in a timely manner with as little disturbance or interruption of the use and enjoyment of the Hotel as practicable.

         2.15 LIMITATION ON MANAGER'S LIABILITY

                  2.15.1 None of Manager, its Affiliates and its and their respective officers, trustees, directors, employees, agents or successors shall have any liability of any nature whatsoever with respect to the design, construction, initial furnishing, equipping or decoration of the Hotel, including with respect to any advice, assistance, recommendations or other services or approvals furnished or given by Manager or its Affiliates in connection with the Initial Capital Program or any other alteration or renovation of the Hotel. If Manager or any Affiliate thereof shall review and/or approve any plans, specifications, budgets or the like in connection with the Initial Capital Program or any other alteration or renovation of the Hotel, no such review or approval shall impose



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
on Manager or its Affiliate any responsibility for the content thereof, for any errors or defects contained therein or for any other matter related to the design or construction of such alteration or renovation or the cost thereof.

                  2.15.2 Owner hereby unconditionally releases Manager, its Affiliates and its and their respective officers, trustees, directors, employees, agents and successors from any and all claims, liabilities and obligations, whether now existing or hereafter arising, and whether known, unknown, fixed, contingent, or otherwise, arising from or related to the matters for which Manager has disclaimed responsibility pursuant to Section 2.15.1.

         2.16 CHAIN CONFLICTS.

                  2.16.1 Owner acknowledges that it has selected Manager as an independent contractor to assist Owner in the supervision, direction, control, management and operation of the Hotel in substantial part because of Manager's management and operation of a chain of first-class hotels and resorts, and the benefits that Owner expects to derive by including the Hotel as part of Manager's chain of hotels. Owner further acknowledges that it has determined, on an overall basis, that the benefits of operation as part of the Manager chain are substantial notwithstanding that all hotels in the Manager chain will not benefit equally by inclusion therein. Owner further acknowledges that in certain respects all hotels compete on a national basis with all other hotels and that conflicts may, from time to time, arise between the Hotel and other Managed Hotels, as well as other hotels operated by Manager under its other brands. Manager agrees, however, that it shall use reasonable efforts to minimize conflicts among the hotels which are members of its chain, and will in all events proceed, both in its operation and management of the Hotel and in the operation and management of its other hotels, in a good faith manner and in a manner reasonably deemed to serve the overall best interests, on a long term basis, of all hotels in the Manager chain of hotels including the Hotel. On the basis of the foregoing covenant by Manager, Owner consents to the operation by Manager of its chain of hotels and to the addition of other hotels to the chain wherever located, except as otherwise herein provided.

                  2.16.2 Notwithstanding Section 2.16.1, Manager agrees that during the period commencing on the Effective Date and ending on the third anniversary thereof and provided that this Contract has not been terminated, Manager shall not, and shall not permit any Affiliate to, own, operate, manage, license or franchise any hotel, motel or other transient lodging facility under the Brand Name located on the Strip. Manager hereby further agrees that following the expiration of such period and prior to the expiration or termination of this Contract, Manager shall not, and shall not permit any Affiliate to, own, operate, manage, license or franchise any hotel, motel or other transient lodging facility under the Brand Name that is located on the Strip and exceeds 500 guest rooms in size. The provisions of this Section 2.16.2 shall not apply to the Time Share Project.

         2.17 SPG PROGRAM/GENERAL SALES OFFICE.

                  2.17.1 Manager presently is a party to an agreement pursuant to which: (i) Manager provides general sales office services in connection with the acceptance of reservations at Caesar's Palace Hotel and Casino in Las Vegas, Nevada and (ii) members of the Frequency Program are permitted to redeem Frequency Program points at Caesar's Palace Hotel and Casino in Las Vegas, Nevada (the "Caesar's Agreement"). Manager shall not renew or extend the Caesar's Agreement beyond its current expiration date of December 31, 2003.

                  2.17.2 During the Operating Term, Manager shall not enter into any agreement pursuant to which Manager shall provide (i) general sales office reservation services, or (ii) redemption of Frequency Program points with respect to any hotel or resort on the Strip unless Manager owns, operates, manages, licenses or franchises such hotel in accordance with the limitation of
Section 2.16.2.

3. FEES AND EXPENSES

         3.1 MANAGEMENT FEE

                  3.1.1 For the services Manager provides in accordance with this Contract, Owner shall pay Manager the Management Fee specified in the Term Sheet.



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



                  3.1.2 The Management Fee shall be paid monthly in arrears based on the actual monthly Gross Operating Revenue of the Hotel. Each monthly installment of the Management Fee shall be due and payable on the date Manager furnishes to Owner the monthly operating report as required by Section 2.6.2.

                  3.1.3 Within thirty (30) days after Manager receives the Certified Financial Statements for any Operating Year, Manager shall cause to be prepared and delivered to Owner a statement showing the calculation and payment of the Management Fee for that Operating Year, and appropriate adjustments shall be made for any overpayment or underpayment of the Management Fee during such Operating Year. The Party owing money as a result of the overpayment or underpayment during such Operating Year shall pay such amount to the other Party within thirty (30) days after such statement has been delivered by Manager to Owner.

         3.2 CENTRALIZED SERVICES CHARGES

                  3.2.1 The Centralized Services Charges shall be paid monthly in arrears during the Operating Term, and each monthly installment shall be due five (5) business days after the date Manager furnishes to Owner the monthly operating report required by Section 2.6.2.

         3.3 REIMBURSABLE EXPENSES

                  3.3.1 Subject to any applicable limits set forth in Exhibit D, Manager shall be entitled to be paid (not more than [***] the date such costs are to be incurred) or reimbursed by Owner from the Operating Account for the following expenses (collectively, "Reimbursable Expenses") which shall be due five (5) business days after the date on which Manager furnishes to Owner the monthly operating report required by Section 2.6.2:

                  (a) all Hotel Personnel Costs (including all employment costs relating to the Manager Executive Team) incurred by Manager in accordance with the Operating Plan;

                  (b) the per diem charge, as established from time to time, for personnel of Manager or its Affiliates (excluding the Manager Executive Team) assigned to special projects for the Hotel, if approved in writing in advance by Owner;

                  (c) all Out-of-Pocket Expenses incurred by Manager directly in connection with its obligations under this Contract;

                  (d) payments made or incurred by Manager or its Affiliates, or its or their employees to third parties for goods and services (x) in accordance with the Operating Plan, (y) as otherwise approved in writing by Owner or (z) permitted under this Contract;

                  (e) all taxes and similar assessments (other than Manager's franchise, excise and income taxes) levied against any reimbursements payable to Manager under this Contract for expenses incurred for Owner's account, including the Reimbursable Expenses described in this Section 3.3.1;

                  (f) to the extent incurred in connection with Hotel business, travel expenses of regional and area personnel supervising the Hotel to the extent provided for in the Operating Plan, training courses for Hotel Personnel and Manager Executive Team, brand audits (mystery shopping services), property directories and other brand collateral, third-party market research, guest and employee satisfaction surveys, employee handbooks, and property photography; and

                  (g) charges for the Hotel's equitably allocated share of all costs and charges payable or incurred (without mark-up to Manager or its Affiliates) to third parties including the following: (i) amounts owed or paid to travel consortia groups, electronic distribution channels (including the Global Distribution Systems), Internet-booking services, and providers of network communications services in connection with processing reservations for the Hotel; (ii) amounts owed or paid to centralized payers of travel agents' commissions as Manager or its Affiliates may contract with for the processing of such commissions earned for reservations consumed at the Hotel; (iii) charges for the cost of preparing, printing and distributing operations manuals, accounting bulletins,


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employee handbooks, forms and similar publications; (iv) the costs of printing employee handbooks and forms, and (v) costs incurred by Manager on behalf of Hotel Personnel and the Manager Executive Team in attending management conferences and seminars organized by the corporate divisions of Manager and its Affiliates, and any costs of Corporate Personnel in presenting and/or training the Hotel Personnel and the Manager Executive Team at such conferences and seminars.

         3.4 PLACE AND MEANS OF PAYMENT

                  3.4.1 All amounts payable to Manager or its Affiliates under this Contract (a) shall be paid to Manager in United States Dollars, in immediately available funds, but [***] any withholding tax, value added tax and any other assessment, tax, duty, levy or charge required under the [***] any [***] and (b) shall be made to Manager electronically by wire transfer out of the Operating Account on the date specified for payment in Section 3.1, 3.2 or 3.3, as applicable.

                  3.4.2 Any and all amounts that may become due to Manager from Owner under this Contract and which shall not be timely paid shall bear interest from and after the respective due dates thereof until the date on which the amount is received in the bank account designated by Manager, at an annual rate of interest equal to the lesser of (a) the prevailing lending rate of Manager's principal bank for working capital loans to Manager plus three percent (3%), or
(b) the highest rate permitted by applicable law.

                  3.4.3 Any and all amounts that may become due to Owner from Manager under this Contract and which shall not be timely paid shall bear interest from and after the respective due dates thereof until the date on which the amount is received in the bank account designated by Owner, at an annual rate of interest equal to the lesser of (a) the prevailing lending rate of Owner's principal bank for working capital loans to Owner plus three percent (3%), or (b) the highest rate permitted by applicable law.

         3.5 BANK ACCOUNTS

                  3.5.1 Owner shall establish the following bank accounts (the "Bank Accounts"):

                  (a) an account or accounts, bearing the name of the Hotel, into which Owner shall deposit all funds received in the operation of the Hotel and from which shall be paid all Operating Expenses and all other charges and amounts due to Manager under this Contract (collectively, the "Operating Account(s)"), provided that Owner shall not cause funds from the operation of the Casino or other portions of the Complex not including the Hotel to be deposited into the Operating Accounts;

                  (b) an account or accounts, in the name of the Hotel, into which amounts sufficient to cover salaries, wages and other employment related costs of Hotel Personnel shall be deposited from time to time by Owner by transfer of funds from the Operating Account(s) or Owner (if sufficient funds are not then available in the Operating Account(s)) (the "Payroll Account(s)");

                  (c) such other accounts as Owner determines to be necessary or desirable.

         The Bank Accounts established from time to time by Owner in connection with the ownership and operation of the Hotel shall be established and maintained in accordance with the requirements of the Credit Agreement and any Succeeding Financing.

                  3.5.2 Subject to Agent's rights under the Credit Agreement or the terms of any Succeeding Financing, Owner's designees (which shall include designated members of the Manager Executive Team) shall be the only Persons authorized to draw from the Bank Accounts, and Owner shall make deposits in all of such accounts, in accordance with the terms of this Contract and Manager's standard accounting policies and practices. Owner and Manager shall establish mutually acceptable controls to ensure accurate reporting of all transactions involving such accounts. As determined appropriate by Manager, accounts shall require positive pay and electronic reconciliation features to reduce possibilities of fraud. Programming costs related thereto shall be an Operating Expense payable by Owner.


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                  3.5.3 Any loss suffered in any of the Bank Accounts, or in any investment of funds into any such account, shall be borne by [***] and [***] shall have no liability or responsibility therefor unless resulting from the intentional misconduct, fraud or misappropriation of or by [***].

         3.6 DISBURSEMENT OF FUNDS TO OWNER; OWNER'S PROVISION OF FUNDS

                  3.6.1 Owner, or Manager, if authorized by Owner pursuant to
Section 3.5.2 (and then, only to the extent of funds available therefor in such accounts), shall pay by transfer of funds from the Operating Account(s) (and, as applicable, the Payroll Account(s)) or from Owner (to the extent that sufficient funds are not then available in the Operating Account(s) or Payroll Account(s)) monthly the following in the order and priority set forth herein:

                  (a) First, payment of all Operating Expenses for such month,

                  (b) Second, payment of Taxes and Insurance Costs;

                  (c) Third, payment of all debt service under the Credit Agreement or any Succeeding Financing, if any, for such month;

                  (d) Fourth, to the extent permitted under the Credit Agreement, after taking into account projected revenues and expenses for the following month, retention in the Operating Account of an amount sufficient for the following month to cover: (i) all accrued but unpaid amounts of the Centralized Services Charges and Reimbursable Expenses, (ii) all known and reasonably foreseeable Operating Expenses payable hereunder and other amounts necessary to maintain the Operating Standards, and (iii) such other amounts as may be agreed to from time to time by Owner and Manager, but only to the extent the foregoing amounts do not constitute Excess Cash Flow (as defined in the Credit Agreement) required to be paid to Agent pursuant to Section 4.1 of the Credit Agreement or are required to be otherwise applied pursuant to any Succeeding Financing.

                  (e) Finally, unless the Parties agree otherwise, on or about the day Manager receives its payment under Section 3.1 and to the extent permitted by the Credit Agreement or the terms of any Succeeding Financing, Owner may retain any funds remaining in the Operating Account at the end of the prior month after payment of the foregoing amounts. Any amounts remaining in the Operating Account on the termination of this Contract shall be disbursed to Owner; provided, however, that Owner shall pay Manager prior to such disbursement any and all amounts owed by Owner to Manager and/or its Affiliates under this Contract.

                  3.6.2 Owner shall deposit into the Operating Account or otherwise provide upon commencement of operations at the Hotel, [***] as the initial working capital agreed upon by Manager and Owner in accordance with the requirements of the Credit Agreement and the Purchase Agreement, which amount Manager acknowledges shall be the initial working capital for the entire Complex (the "Initial Working Capital"). If at any time Manager determines that the available funds in the Operating Account are insufficient to allow for the uninterrupted and efficient operation of the Hotel in accordance with the terms of this Contract, Manager shall notify Owner of the existence and amount of the shortfall. If Manager uses or pledges its credit (the Parties agreeing that Manager shall have no obligation to do so) in making ordinary and customary purchases of goods and services for the Hotel on Owner's behalf in accordance with the Operating Plan, such election by Manager shall not operate to waive any default by Owner hereunder and Owner shall pay for such purchases when payment is due and shall indemnify and defend Manager against all losses, costs and expenses, including attorneys' fees and costs, interest, and any late payment fees, that may be incurred by or asserted against Manager by reason of Owner's failure to pay for such purchases. Owner shall pay interest to Manager on any advances that Manager may elect, without obligation, to make on Owner's behalf in payment of any due and unpaid obligations of Owner to third parties at the rate specified in Section 3.4.2; and such advances, with the interest thereon at the rate aforesaid, shall be due and payable by Owner to Manager on demand.

                  3.6.3 If there shall be insufficient funds in the Operating Account to pay when due the Management Fee or any Centralized Services Fees or Reimbursable Expenses payable to Manager under this Contract, Manager may, but shall have no obligation to, elect by written notice to Owner to defer a portion of the Management Fees and other payments to Manager then due to Manager in the amount of the shortfall, in which


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event such deferred amount shall bear interest at the rate specified in Section
3.4.2 and shall be payable out of next available funds in the Operating Account in the first order of priority. The election by Manager to defer any portion of the Management Fees and other payments to Manager may be reversed at any time by Manager by written notice to Owner in which case any deferred amounts shall become immediately due and payable.

4. TERM AND TERMINATION

         4.1 TERM OF CONTRACT

         Unless sooner terminated pursuant to the provisions of this Article 4, the term of this Contract shall be the Operating Term specified in the Term Sheet (the "Operating Term").

         4.2 EVENTS OF DEFAULT

         Subject to the other provisions of this Contract dealing with termination (including Section 2.7.5), if at any time during the Operating Term any of the events set forth in this Section 4.2 shall occur and continue beyond the applicable grace period (each an "Event of Default"), the nondefaulting Party, at its option, may terminate this Contract by giving irrevocable and unconditional written notice to the other Party specifying a date, not earlier than [***] days or later than [***] days after the giving of such notice, on which this Contract shall terminate. In addition to its right of termination, the nondefaulting Party shall be entitled to pursue all other remedies available to it under applicable law or in equity as a result of such Event of Default. Events of Default are as follows:

                  4.2.1 A failure by either Party to pay any sum of money to the other Party when due and payable under this Contract that is not cured within [***] days following written notice thereof to the defaulting Party;

                  4.2.2 [Intentionally Deleted]

                  4.2.3 A failure by either Party to perform, keep or observe any of the other material covenants, undertakings or obligations set forth in this Contract to be performed, kept or observed by such Party that is not cured within [***] days following written notice thereof to the defaulting Party stating with reasonable detail the alleged default provided that, during such [***]-day period, the defaulting party shall not commit a monetary default as described in Section 4.2.1 that is not cured within the applicable cure period; and, provided further that the [***]-day notice and cure period set forth above, shall not be applicable if the breach or default is of the same covenant or obligation in this Contract as two or more prior breaches or defaults (even if cured) within the same calendar year, in which event no further cure period shall be afforded for such subsequent breach or default of the same covenant or obligation within the same calendar year; or

                  4.2.4 Any action by a Party for dissolution of its operations; a general assignment by a Party for the benefit of its creditors; an arrangement or composition with its creditors by a Party; a judgment of insolvency against a Party; a voluntary petition filed by any Party for relief under applicable bankruptcy, insolvency, or similar debtor relief laws or regulations; the appointment (or petition or application for appointment) of a receiver, custodian, trustee, conservator, or liquidator to oversee all or any substantial part of a Party's assets or the conduct of its business; an order for relief against a Party under applicable bankruptcy, insolvency, or similar debtor relief laws or regulations; a Party's failure generally to pay its debts as such debts become due; a notice to any governmental body of insolvency or pending insolvency of or suspension of operation by a Party; or any other similar or analogous proceedings in any relevant jurisdiction affecting any Party; or

                  4.2.5 The issuance of a levy or an attachment against all or any portion of the Hotel resulting from a final judgment against a Party for which all appeal periods have expired and which is not fully covered by insurance or bonded against within the lesser of any applicable period established by law or one hundred twenty (120) days; provided, however, that during such one hundred twenty (120)-day period, the defaulting party shall not commit a monetary default as described in Section 4.2.1 that is not cured within the applicable period.


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         During the [***]-day cure periods set forth above, Manager shall not be required to perform any obligations under this Contract, the performance of which would violate any law applicable to the Manager or the Hotel. Subject to the requirements of Article 10 of this Contract, in the event of the occurrence of an Event of Default by either Party, the "Non-Defaulting Party" (that is, the Party not in Default hereunder with respect to the event in question) shall have and may exercise against the defaulting Party such rights and remedies as may be available to said Non-Defaulting Party under this Contract, at law or in equity. The right to termination of this Contract may be exercised by irrevocable and unconditional written notice to the defaulting Party and this Contract shall terminate on the date set forth in such notice, which date shall in no event be sooner than [***] days nor later than [***] days, after the delivery thereof.
The right of termination set forth in the preceding sentence shall be in addition to, and not in lieu of, any other rights or remedies provided hereunder or at law or in equity by reason of the occurrence of any such Event of Default, it being understood and agreed that the exercise of the remedy of termination shall not constitute an election of remedies and shall be without prejudice to any such other rights or remedies otherwise available to the Non-Defaulting Party. During the applicable cure period, the Defaulting Party shall use commercially reasonably efforts to cure such default as quickly as reasonably practicable. Notwithstanding the foregoing, if either party hereto shall have submitted a matter (other than the failure of Owner to pay when due the Management Fee or any other amount payable to Manager hereunder), that is the subject of an alleged Event of Default to mediation or arbitration in accordance with Article 10 hereof within the applicable cure or response period following receipt of written notice of such matter, then any other rights or remedies that the Non-Defaulting Party may have against the Defaulting Party (including, without limitation, any right to terminate this Contract pursuant to Section 4.2 or otherwise) shall be tolled during the pendency of such mediation or arbitration.

         4.3 SPECIAL RIGHTS OF MANAGER

         Subject to Article 10 of this Contract and the provisions of the last paragraph of Section 4.2, in addition to any termination right that Manager may have in accordance with Section 4.2 or any other provision of this Contract, Manager shall have the following additional rights:

                  4.3.1 Manager may terminate this Contract on not less than [***] days written notice to Owner if, at any time during the Operating Term, Manager determines in the exercise of its good faith judgment that the Hotel is not being operated in accordance with the Operating Standard, provided that if Owner cures the situation(s) identified in such notice prior to the effective date of such termination, Manager's notice of termination shall be deemed withdrawn; provided, however, that during such [***]-day period, the defaulting party shall not commit a monetary default as described in Section 4.2.1 that is not cured within the applicable cure period;

                  4.3.2 Manager may terminate this Contract on at least [***] days' notice to Owner in the event of any suspension for a period in excess of [***] days, or any withdrawal or revocation, of any material Approval required for Manager's performance of its obligations under this Contract or the operation of the Hotel in accordance with the terms hereof, but only if such suspension, withdrawal or revocation is due to circumstances beyond Manager's reasonable control; and

                  4.3.3 Manager may terminate this Contract on at least [***] days' notice to Owner if at any time during the Operating Term during which Manager's Affiliates hold gaming licenses, Manager determines, in the exercise of its good faith judgment, that Owner no longer fulfills the criteria described in Section 9.3.2(c) and that continued operation of the Hotel for Owner could subject any of Manager's Affiliates to the loss of gaming licenses; provided, however, that during such [***]-day period, the defaulting party shall not commit a monetary default as described in Section 4.2.1 that is not cured within the applicable cure period..

                  4.3.4 [Intentionally Deleted]

                  4.3.5 [Intentionally Deleted]

                  4.3.6 Manager may terminate this Contract upon three (3) business days notice if any person owning an interest (direct or indirect) in Owner or any officer, director, trustee, partner or member of Owner is convicted of a felony, or any other crime or offense (even if not a crime) that is likely, in Manager's reasonable judgment, to adversely affect the Hotel or any of the Proprietary Information or goodwill associated therewith.


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                  4.3.7 Manager may terminate this Contract upon three (3)
business days notice if Owner fails to comply with Section 9.3 of this Contract.

                  4.3.8 Manager may terminate this Contract upon [***] days notice if Owner makes, or has made, any materially false statement or report to Manager in connection with this Contract, has maintained materially false books or records of account or has submitted materially false reports or information to Manager, or if Owner has determined to have intentionally under-reported Owner's Gross Operating Revenue by [***] percent [***] or more for any Operating Year.

                  4.3.9 If Owner abandons the acquisition of the Complex for any reason, including, without limitation, failure to enter into the Purchase Agreement or termination of the Purchase Agreement, non-approval of Owner's purchase of the Complex by the Bankruptcy Court, failure to enter into the Credit Agreement, or the failure of the Credit Agreement to become effective, construction non-feasibility, environmental conditions, general economic conditions or Force Majeure or if Manager shall not have commenced management of the Hotel under this Agreement on or prior to March 31, 2005 for any reason other than a default by Manager hereunder, Manager shall have the right to terminate this Contract by written notice to Owner given prior to the Opening Date, in which case Manager shall not be entitled to receive any termination fee, damages, or other compensation other than the reimbursement of amounts owed to Manager under this Contract up to the date of termination.

No termination of this Contract by Manager pursuant to this Section 4.3 shall relieve Owner of any liability it may have to Manager by reason of the circumstances that caused Manager to terminate this Contract.

         4.4 SPECIAL RIGHTS OF OWNER

                  (a) In the event of a Sale of the Hotel by Owner to a bona fide third party that is not an Affiliate of Owner, if (i) such Sale shall occur at any time [***] of the Opening Date and on or before [***] of the Opening Date; and (ii) if the Sale of the Hotel is to a Competitor, Owner or Manager may terminate this Contract by giving written notice to the other party on or prior to the Sale of the Hotel. Termination shall be effective upon the Sale of the Hotel unless Owner and Manager agree otherwise. In the event of such a termination, Owner shall pay Manager a termination fee equal to: (i) the number [***] between the Sale of the Hotel and the [***] of the Opening Date; (ii) multiplied by [***] times the aggregate [***] during the most recent twelve (12) full calendar months preceding the Sale of the Hotel; (iii) divided by twelve
(12). Owner shall have no right to terminate this Contract in connection with a Sale of the Hotel prior to the [***] of the Opening Date. If a sale of the Hotel to Person who is not a Competitor shall occur prior to the [***] of the Opening Date, the Owner (or the purchaser of the Hotel) may cause this Contract to be terminated ([***] termination fees, damages or other compensation other than fees and expenses owed up to the date of termination) effective upon the [***] of the Opening Date by giving written notice of such election to Manager not less than ninety (90) days prior to the [***] of the Opening Date.

                  (b) If a Sale of the Hotel occurs at any time after the [***] of the Opening Date, then this Contract may be terminated (i) by Owner if the Sale of the Hotel is not to a Competitor or (ii) by either Owner or Manager if the Sale of the Hotel is to a Competitor. Termination under this subsection shall be effected by giving written notice to the other party on or prior to the Sale of the Hotel unless Owner and Manager agree otherwise in writing. No [***] for a termination pursuant to this Subsection (b).

                  4.4.2 If Owner abandons the acquisition of the Complex for any reason (including, without limitation, failure to enter into the Purchase Agreement or termination of the Purchase Agreement, non-approval of Owner's purchase of the Complex by the Bankruptcy Court, failure to enter into the Credit Agreement or the failure of the Credit Agreement to become effective, construction nonfeasibility, environmental conditions, general economic conditions, or Force Majeure), Owner shall have the right to terminate this Contract by written notice to Manager given before the Opening Date without payment of any damages, termination fee or other compensation other than reimbursement of amounts owed to Manager under this Contract up to the date of termination. If Owner recommences the acquisition of the Complex, at the option of the Manager, to be exercised by giving written notice to Owner within thirty
(30) days after Manager obtains actual knowledge of such recommencement, this Contract shall be reinstated.


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                  4.4.3 Subject to the provisions of Article 10 and the last paragraph of Section 4.2, Owner may terminate this Contract upon 3 business days notice without payment of any damages, termination fee or other compensation (except payment of any Management Fee, Centralized Services Charges and Reimbursable Expenses as accrued prior to the effective date of termination) if Manager Assigns its interest in this Contract in violation of Section 9.2.

                  4.4.4 Subject to the provisions of Article 10 and the last paragraph of Section 4.2, Owner may terminate this Contract upon 3 business days notice without payment of any damages, termination fee or other compensation (except payment of any Management Fee, Centralized Services Charges and Reimbursable Expenses as accrued prior to the effective date of termination) if such termination is permitted by Article 7 or any other express provision of this Contract.

                  4.4.5 Except as expressly stated in this Section 4.4, no termination of this Contract by Owner pursuant to Section 4.4 shall relieve Manager of any liability it may have to Owner by reason of the circumstances giving rise to such termination.

         4.5 ACTIONS TO BE TAKEN ON TERMINATION

         Upon termination of this Contract for any reason, the following shall be applicable (in addition, in case of a termination pursuant to Section 4.2, 4.3 or 4.4, to the rights of the non-defaulting Party to pursue all other remedies available to it under applicable law):

                  4.5.1 In the event of a termination of this Contract (but not an expiration of the Operating Term by lapse of time) any and all expenses arising as a result of such termination or as a result of the cessation of Hotel operations or services by Manager (including expenses arising under this Section 4.5) shall be for the sole account of Owner, if such termination is for any reason other than [***] under this Contract and Owner shall reimburse Manager immediately on receipt of any invoice or invoices from Manager for any expenses, incurred by Manager in the course of effecting the termination of this Contract or the cessation of Hotel operations or services by Manager.

                  4.5.2 Upon termination of this Contract, Owner shall pay Manager all Management Fees, Centralized Services Charges, Reimbursable Expenses and other amounts due Manager under the terms of this Contract through the termination date. This obligation is unconditional and shall survive the termination of this Contract (including all amounts owed to Manager that are not fully ascertainable as of the termination date), and Owner shall not have or exercise any rights of setoff, except to the extent of any outstanding and undisputed payments owed to Owner by Manager under this Contract.

                  4.5.3 Manager shall peacefully vacate and surrender the Hotel to Owner on the effective date of such termination and shall reasonably cooperate with Owner with respect to the transition of management functions to a successor manager.

                  4.5.4 Manager may purchase from Owner, for a purchase price equal to fair market value, but not exceeding cost, all unbroken cases of hotel equipment and operating supplies bearing only the identification of Manager or the Brand Name then on hand at the Hotel or ordered or purchased.

                  4.5.5 Owner shall honor, and shall cause any successor Manager to honor, all business confirmed for the Hotel with reservations (including, without limitation, reservations made in good faith by Manager for discounted rooms pursuant to the Employee Room Program, Frequency Program, or pursuant to Manager's other promotional programs) dated after the effective date of the termination in accordance with the terms of such bookings as accepted by Manager including, without limitation, Manager's obligations, if any, under this Contract, to compensate Owner for the use of such rooms made pursuant to the preceding parenthetical in this sentence. Upon termination of this Contract for any reason, Manager shall provide Owner with a copy of the Hotel Guest Information. Owner will assume and fully indemnify Manager with respect to any advance deposits received by


   Confidential information redacted and filed separately with the Commission

Manager on behalf of the Hotel and delivered to Owner. In addition, upon the expiration or termination of this Contract, all of the books of account and financial records which are the property of Owner shall be turned over forthwith to Owner so as to ensure the orderly continuance of the operation of the Hotel, but all of such information shall be retained by Owner and made available to Manager at the Hotel (or, following a sale of the Hotel by Owner, at another location in a major metropolitan area of the United States reasonably designated by Owner), at all reasonable times, for inspection, audit, examination and copying (at Manager's expense) for at least five (5) years subsequent to the date of such expiration or termination.

                  4.5.6 Manager shall to the extent permitted by law or the applicable agreement assign to Owner or if directed by Owner, a successor manager, Manager's interest (if any) in, and Owner or such successor manager shall have the continuing responsibility for all obligations and liabilities relating to, any and all Approvals, contracts (including, without limitation, collective bargaining agreements and pension plans, leases, licenses or concession agreements and maintenance and service contracts) in effect with respect to the Hotel as of the date of termination of this Contract, and Owner shall confirm its or the successor manager's obligations in writing if requested by Manager.

                  4.5.7 Neither Owner, nor any person acting on behalf of Owner, shall directly or indirectly hold itself or the Hotel out to the public as being or remaining (or otherwise associated with) a Manager hotel or resort. Owner shall immediately take all steps reasonably requested by Manager to disassociate the Hotel and Owner from the Trademarks (including immediately modifying or covering all Trademark-bearing signage until such signs can be removed), and shall in any event delete all Trademarks from the Hotel name and cease to use all FF&E and operating supplies bearing any of the Trademarks on the effective date of termination. If Owner fails to remove Trademark-bearing Hotel signage not later than 14 days following the effective date of the termination, Manager shall have the right, at Owner's expense, to remove and retain all such interior and exterior signage without any liability for the cost to restore or repair the Hotel premises or equipment for damage resulting therefrom. Owner shall cease using and Manager shall have the right to remove from the Hotel, on or before the effective date of the termination, all operations manuals, policy statements and the like, any other proprietary information of Manager and its Affiliates and all other written materials bearing the Trademarks. Under no circumstances shall Owner copy, reproduce, or retain any of these materials.

                  4.5.8 As of the effective date of the termination, Manager shall remove all Proprietary Software from the Hotel and shall disconnect the Hotel from the reservations systems and their related software applications. Manager shall provide reasonable assistance to Owner in facilitating the orderly transfer of Owner's records and data contained in Proprietary Software. To the extent Manager's Corporate Personnel are needed to provide technical assistance to effectuate such transfer, Owner shall reimburse Manager for any reasonable costs and expenses associated therewith. To the extent Manager has leased any computer equipment or telephone equipment for use at the Hotel in accordance with the provisions of this Contract pursuant to chain-wide programs for the acquisition or leasing thereof, Owner shall have the right, at its option, either to request that any such lease be transferred to Owner (to the extent the same are transferable without the consent of third parties) or that Manager seek to buy out the equipment covered by any such lease, the cost of which shall be borne solely by Owner. Any such lease transfer or buy-out shall be subject to the consent or approval of the third party owners of such equipment. If not assignable or if the same cannot be bought out, Manager shall remove all such equipment from the Hotel at any time on or after the effective date of termination of this Contract, but in no event later than fourteen (14) days thereafter.

5. INSURANCE

         5.1 MAINTENANCE OF INSURANCE COVERAGE

         At all times during the Operating Term and at Owner's expense, Owner shall maintain insurance with respect to the Hotel with the coverages described in Exhibit F and the Credit Agreement or as required by any Succeeding Financing. In the event of a conflict between the insurance required to be maintained by Owner pursuant to this Contract and the insurance required to be maintained by Owner pursuant to the Credit Agreement or as required by any Succeeding Financing, then Owner shall be required to comply with the insurance requirements which will provide the greater or more extensive insurance coverage. In respect of such insurance, Owner understands and acknowledges that if Owner participates in Manager's insurance program, the premiums charged by Manager may include an administrative fee payable to Manager and/or its Affiliates as compensation for administering the insurance program, negotiating with participating insurers and, with respect to certain coverages, assuming the financial risk of providing first dollar (i.e., no deductible) or low deductible coverage.

                  5.1.1 If Owner participates in Manager's insurance program and at any time during the Operating Term any one or more of the coverages required hereunder shall be unavailable to Manager through blanket policies, Owner shall place and maintain any such coverages subject to the requirements of Section
5.3. In addition, if Owner participates in Manager's insurance program and at any time Manager is unable to place any of the insurance required hereunder at premiums and otherwise on terms and conditions (including amounts of coverage and deductibles) at least as advantageous to Owner as the premiums and other terms and conditions available to Owner under blanket insurance policies available to Owner from time to time, except for workers compensation, employers liability, crime and employment practices liability insurance, then Owner may arrange for such insurance through its blanket policies at Owner's cost and expense. If Owner desires to place its own insurance pursuant to this Section 5.1.1, Owner shall so notify Manager in writing at least sixty (60) days prior to the scheduled effective date of such insurance or any renewal thereof and provide Manager a ten (10) day period to review the package proposed by Owner. To the extent, and for so long as, Hotel Personnel and the Manager Executive Team are employees of Manager or any Affiliate of Manager, Manager shall have the sole right to provide workers compensation, employer's liability insurance, crime and employment practices liability insurance.

                  5.1.2 The insurers for all insurance required by this Article 5 shall have a minimum AM Best's rating of A-VIII and shall be reasonably satisfactory to Owner and Manager.

         5.2 SPECIAL CONDITIONS OR HAZARDS

         Owner has disclosed to Manager the results of the environmental testing obtained by Owner in connection with the acquisition of the Hotel.

         5.3 PARTIES INSURED AND AMOUNTS OF COVERAGE

         All insurance policies provided for in this Article 5 shall include:

                  5.3.1 Manager and Owner as parties insured thereunder, as their interests may appear;

                  5.3.2 types of coverages and amounts as required in Exhibit F;

                  5.3.3 where applicable, mortgage (loss payable) endorsement(s) in favor of Mortgagee(s), as their interests may appear;

                  5.3.4 where applicable and permitted under the applicable policy, the insurer's waiver of subrogation rights against Manager and Owner; and

                  5.3.5 a requirement that the insurer provide to all named insureds at least thirty (30) days' prior written notice of cancellation or material change (other than increases in coverage) in the terms and provisions of the applicable policy.

         5.4 EVIDENCE OF INSURANCE

                  5.4.1 As soon as practicable prior to the effective date of the applicable coverages, the Party obtaining the insurance coverages under this
Article 5 shall provide the other Party with insurance certificates evidencing that the applicable insurance requirements of this Contract have been satisfied. As soon as practicable prior to the expiration date of each such policy, the Party obtaining such insurance shall provide the other Party with insurance certificates evidencing renewal of existing or acquisition of new coverages.

                  5.4.2 On request of the other Party, each Party shall furnish the other with a schedule of insurance obtained by such Party under this Article 5, listing the policy numbers of the insurance obtained, the names of the companies issuing such policies, the names of the parties insured, the amounts of coverage, the expiration date or dates of such policies and the risks covered thereby.

         5.5 DUTIES OF OWNER

         Owner promptly shall:

                  5.5.1 cause to be investigated all damage to or destruction of the Hotel, as it becomes known to Owner, and report to Manager any such incident that is material, together with the estimated cost of repair thereof;

                  5.5.2 prepare any and all reports required by any insurance company as the result of an incident mentioned in this Section 5.5, acting as the sole agent for all other named insureds, additional insureds, mortgagees and loss payees; and

                  5.5.3 retain all consultants and experts, including architects, engineers, project managers, accountants and attorneys, as needed, to assist in analyzing any loss or damage, determining the nature and cost of repair and preparing and presenting any proofs of loss or claims to any insurers.

         5.6 REVIEW OF INSURANCE

         All insurance policy limits provided under this Article 5 shall be reviewed by the Parties every three (3) years following the commencement of the Operating Term, or sooner if reasonably requested by either party, to determine the suitability of such insurance limits in view of exposures reasonably anticipated over the ensuing three (3) years. Owner and Manager hereby acknowledge that changing practices in the insurance industry and changes in the local law and custom may necessitate additions to types or amounts of coverage during the Operating Term. Owner agrees to comply with any other insurance requirements Manager reasonably requests in order to protect the Hotel and the respective interests of Owner and Manager.

         5.7 WAIVER OF LIABILITY

         So long as each Party is named as an insured or additional insured under the other Party's policies of casualty insurance, or the policies otherwise permit where each Party is not so named, each Party hereby releases the other Party, and its Affiliates and agents, and its and their officers and employees, from any and all liability for damage or destruction to its property (including, in the case of Owner, the Hotel and the FF&E), whether or not due to the negligent or other acts or omissions of the other Party, its Affiliates or agents, or its or their officers or employees, where the damage or destruction is covered by the insurance policies of the releasing Party.

6. MORTGAGES

         6.1 AUTHORIZATION TO MORTGAGE HOTEL

                  6.1.1 Manager acknowledges that Owner is financing the construction, development, furnishing and equipping of the Hotel as evidenced by the Credit Agreement and may from time to time enter into one or more succeeding Financings of the Hotel through equity and/or debt financing. Owner shall have the right to encumber all of the assets that comprise the Hotel, any part thereof, or any interest therein, including the real estate on which the Hotel is located, the Hotel building and all improvements thereto and all FF&E and hotel equipment and operating supplies placed in or used in connection with the operation of the Hotel as contemplated in any Mortgage that is entered into by Owner, and to assign to any Mortgagee as collateral security for any loan secured by the Mortgage, all of Owner's right, title and interest in and to this Contract. Each Mortgagee must be a Person to which Owner could assign this Contract without Manager's consent pursuant to Section 9.3.2. Manager acknowledges that Agent and any existing or future Lenders under the Credit Agreement satisfies the requirements of Section 9.3.2.

                  6.1.2 On reasonable advance notice from a Mortgagee, Manager shall accord to such Person and its agents the right to enter on any part of the Hotel at any reasonable time for the purposes of examining or inspecting the same, or examining or making extracts from the books of account and financial records of the Hotel; provided, however, that any expenses incurred in the Hotel's name in connection with such activities shall be Operating Expenses of the Hotel. Owner shall use its best efforts to cause each Mortgagee to agree to treat as confidential any information it obtains from examining the books and records of the Hotel or from statements, budgets and the like furnished to it by Owner or Manager.

                  6.1.3 Owner shall provide Manager with a true and complete copy of any Mortgage and all material related documents relevant to Manager's services under this Contract within thirty (30) days of the signing of such documents by Owner. Manager shall keep the terms thereof confidential.

         6.2 SUBORDINATION OF MANAGER'S INTEREST

                  6.2.1 Without limiting the obligations of Owner under Section 6.3.2, Manager hereby agrees and acknowledges that Manager shall, upon the request of Owner enter into one or more subordination agreements with Agent or with respect to any Mortgage or Mortgagee contemplated by the Credit Agreement or included in any Succeeding Financing on customary terms reasonably acceptable to Manager the effect of which shall be to permit such Mortgagee following a default by Owner under such Mortgagee's Mortgage, to terminate this Contract and acquire title to the Hotel by foreclosure, deed-in-lieu thereof or otherwise free of any claims or interest of Manager, other than claims relating to fees and expenses payable to Manager for any period during which Manager shall have performed its services hereunder for the benefit of such Mortgagee. Owner hereby acknowledges and agrees that to the extent there is any conflict between this Contract and any such subordination agreement, Manager's compliance with the terms of such subordination agreement shall not cause a breach or default on the part of Manager under this Contract.

                  6.2.2 On or before the due date thereof, and to the extent that Owner has made sufficient funds available in the Operating Account or from other sources, Manager shall make all payments due under any Mortgage now or hereafter entered into and of which Owner has given or hereafter gives Manager notice. Manager shall give Owner written evidence of the making of each such payment within five (5) days after such payment is made.'

                  6.2.3 To the extent that Owner has made sufficient funds available in the Operating Account or from other sources, Manager shall cause the Hotel to be operated in compliance with all of the covenants and terms of any Mortgage now or hereafter entered into and of which Owner has given or hereafter gives Manager notice.

                  6.2.4 To the extent that Manager prepares or submits any information to Owner from time to time pursuant to this Contract, Manager shall, if so requested by a Mortgagee from time to time, provide the requesting Mortgagee with a copy of that information.

                  6.2.5 On reasonable advance notice from a Mortgagee, Manager shall accord to such Mortgagee and its agents the right to enter on any part of the Hotel at any reasonable time for the purposes of examining or inspecting the same, or examining or making extracts from books of account and financial records of the Hotel; provided, however, that any expenses incurred in the Hotel's name in connection with such activities shall be Operating Expenses of the Hotel. Owner shall use its reasonable efforts to cause each Mortgagee to agree to treat as confidential any information it obtains from examining the books and records of the Hotel or from statements, budgets and the like furnished to it by Owner or Manager.

                  6.2.6 Manager shall promptly provide each Mortgagee of whom Manager has notice with copies of all notices received from any governmental agency or department with respect to the Hotel or from any private litigant (except for any litigation relating to personal injury and seeking damages that are fully covered by insurance except for any deductible).

                  6.2.7 To the extent that Manager enters into transactions relating to the Hotel with any of the Manager's Affiliates, Manager shall, upon request from any Mortgagee, identify and list all such transactions, summarize the material terms thereof, and provide evidence that such terms are on terms competitive with the terms of an arms-length transaction available from third-party providers.

                  6.2.8 Upon request from any Mortgagee from time to time, Manager shall confirm the terms of this Article for the benefit of any Mortgagee and/or enter into a subordination agreement setting forth the terms of this Article and such other terms as the Mortgagee may then require.

         6.3 PROTECTION OF MANAGER'S INTEREST

         Owner shall defend, indemnify and hold Manager harmless from and against any and all losses, damages, costs and expenses that Manager may incur should this Contract be terminated by any Mortgagee in accordance with the terms of this Contract so long as no Event of Default by Manager exists. For purposes of this Section 6.3, "Owner" shall mean the owner of the Hotel whose ownership interest was foreclosed upon, and shall not include any Mortgagee or successor Owner who acquired title to the Hotel at, by reason of, or following any such foreclosure.

7. DESTRUCTION; TAKING

         7.1 DAMAGE OR DESTRUCTION

         If the Hotel or any portion thereof shall be damaged or destroyed at any time or times during the Operating Term by fire, casualty or any other cause, Owner, at its own cost and expense and with due diligence, but subject to the applicable provisions of the Credit Agreement and any Succeeding Financing, shall undertake a Casualty Restoration that will restore the Hotel to substantially the condition it was in immediately prior to such damage or destruction. Notwithstanding the foregoing, if the Hotel is damaged or destroyed to such an extent that the cost of the Casualty Restoration as reasonably estimated by Owner exceeds thirty percent (30%) of the replacement cost of the Hotel (excluding land, excavations, footings and foundations) or if the Casualty Restoration will take longer than one hundred eighty (180) days to complete, Owner shall notify Manager of such fact within ninety (90) days after the occurrence of such damage or destruction, and Manager may terminate this Contract by notice to Owner. If Owner determines that the insurance proceeds available to undertake a Casualty Restoration are not sufficient (when added to the amount of any applicable deductibles) to complete the Casualty Restoration, and that Owner therefore will either demolish the Hotel in its entirety or to cease utilizing the building as a hotel, Owner may terminate this Contract by notice to Manager, in either case given within thirty (30) days after Owner's receipt from the insurance company of the insurance company's determination as to the availability and sufficiency of insurance proceeds. Owner shall diligently pursue the determination and recovery of insurance proceeds with respect to such damage or destruction. If neither Party gives such notice within the respective time periods provided above, this Contract shall remain in full force and effect and Owner shall be obligated to restore the Hotel in accordance with this Section 7.1, provided that if at any time Manager subsequently reasonably believes that the Casualty Restoration will not be completed within the time period originally set forth by Owner, Manager may terminate this Contract by notice to Owner. If this Contract is terminated by Owner pursuant to the preceding sentence and Owner determines at any time within three (3) years after the date of such termination to either rebuild the Hotel or recommence utilizing the building as a hotel, then Manager may reinstate this Contract by notice to Owner given within ninety (90) days after receipt by Manager of notice from Owner that Owner has elected to undertake a Casualty Restoration and has commenced the same; provided, however, that if Owner fails to give such notice, then Manager may reinstate this Contract by notice to Owner given at any time prior to the later of (i) completion of the Casualty Restoration and the full reopening of the Hotel, and (ii) ninety (90) days after Manager becomes aware of the Casualty Restoration. If Owner gives the notice to Manager provided for in the preceding sentence and Manager elects to reinstate this Contract within the ninety (90) day period above provided for, Owner shall thereupon become obligated to complete the Casualty Restoration with due diligence. If this Contract is terminated and then reinstated pursuant to this Section 7.1, the remaining term of this Contract upon the effective date of its reinstatement shall be the term that was remaining under this Contract as of the date of its earlier termination. If there shall be any dispute between Owner and Manager as to whether Owner's estimate of the cost of restoration, the full replacement cost of the Hotel, or the estimated time for repair or restoration is reasonable under the circumstances, the said dispute shall be submitted to arbitration conducted in accordance with the provisions of Section 10.

         7.2 TAKING

                  7.2.1 If a Taking shall occur during the Operating Term, as to the whole of the Hotel, or in Manager's reasonable opinion that makes it imprudent or unsuitable to use and operate the remaining portion of the Hotel in accordance with the Operating Standard, then either Owner or Manager may terminate this Contract upon ninety (90) days' notice to the other Party. If the Taking affects only a part of the Hotel or the real property on which it is erected and if the Taking of such part does not make it unsuitable or imprudent, in Manager's reasonable opinion, to operate the remainder in accordance with the Operating Standard, this Contract shall not terminate, and Owner shall, subject to the applicable provisions of the Credit Agreement and any Succeeding Financing, undertake such alterations or modifications to the Hotel, or any part thereof, as shall be reasonably necessary and practicable to make the Hotel a satisfactory architectural unit as a hotel of the type and class immediately preceding such taking or condemnation.

                  7.2.2 Manager shall have the right in the case of a Taking either to institute or to intervene in any available administrative proceeding or judicial action intended to determine just compensation for such Taking, for the purpose of representing Manager's compensable interest in any award therefor arising from this Contract and more specifically from Manager's right of quiet enjoyment. Any award made to Owner that does not recognize the separate compensable interest of Manager shall be apportioned between the Parties in consideration, without limitation, of such factors as: (i) recoupment by Owner of its investment, (ii) return on Owner's investment to date, (iii) actual loss of income (including Manager's fee income hereunder), (iv) loss of reasonably anticipated future income (including Manager's fee income hereunder), (v) length of the unexpired term (including any renewals) of this Contract, and/or (vi) the proportion that the Management Fee has historically borne to the return to Owner after payment of such fee. If the Parties cannot agree upon such apportionment within ninety (90) days after the amount of the award payable to Owner has been determined by settlement or a final judicial determination, either Party may submit the dispute for resolution pursuant to Article 10.

         7.3 EFFECT OF TERMINATION

                  7.3.1 If this Contract is terminated in accordance with Sections 7.1 or 7.2, the provisions of Section 4.5 shall apply, and, except to the extent received by Manager pursuant to Section 7.2.2, all expenses arising as a result of termination of this Contract or as a result of the cessation of Hotel operations shall be for the sole account of and paid by Owner.

                  7.3.2 Upon receipt by Manager of the applicable amounts set forth above in this Article 7 and in Section 4.5, and on completion of the actions set forth in Section 4.5, neither Owner nor Manager shall have any further rights against the other under this Contract except under those provisions of this Contract that, by their terms, survive any termination of this Contract.

8. BUSINESS INTERRUPTION

         8.1 BUSINESS INTERRUPTION

                  8.1.1 If the Hotel suffers damage or loss that results in an interruption in the operations of the Hotel, Owner shall nevertheless be obligated to pay to Manager all amounts that would be due to Manager under this Contract had such damage or loss not occurred, including the Management Fee, the Centralized Services Charges and all Reimbursable Expenses, for the period of the business interruption, regardless of whether there are available to Owner any Business Interruption Insurance proceeds to cover such amounts. In the event of such a business interruption, the Management Fee and the Centralized Services Charges shall be calculated based on projections of the Gross Operating Revenue and Gross Rooms Revenue that would have been generated had the loss or damage not occurred. The projections regarding Gross Operating Revenue and Gross Rooms Revenue shall be derived from then-accepted practices in the hotel and insurance industries for such matters, with due consideration given to the approved Operating Plan for the Operating Year in which the loss occurred and any financial projections for the Hotel most recently prepared by Owner prior to the loss or damage.

                  8.1.2 If the Hotel suffers damage or loss that results in an interruption in the operation of the Hotel, Owner shall nevertheless be obligated to pay all expenses of operating and maintaining the Hotel (at the level which is reasonably determined by Manager to be practicable given the damage or loss that has occurred) regardless of whether there are available to Owner any Business Interruption Insurance proceeds to cover such amounts, and Owner shall be responsible for depositing all amounts necessary for the operation and maintenance of the Hotel in the Operating Account(s) in accordance with Section 3.6.2 during the period of the business interruption.

         8.2 PROCEEDS OF BUSINESS INTERRUPTION INSURANCE

         If the business of the Hotel is interrupted by any event or peril covered by Business Interruption Insurance, the proceeds of any such insurance shall, subject to the rights of Agent under the Credit Agreement or the Mortgagee under any Mortgage, be deposited in the Operating Account(s) and utilized by Owner in the same manner as funds generated from the operation of the Hotel are utilized by it in accordance with the terms of this Contract, including payment of Operating Expenses, the Management Fee, the Centralized Services Charges and all Reimbursable Expenses.

9. ASSIGNMENTS AND SALE OF THE HOTEL

         9.1 RESTRICTIONS ON ASSIGNMENT

         Except as expressly provided otherwise in Section 6.1 or this Article 9, neither Party may cause, permit or suffer an Assignment of this Contract without the prior consent of the other Party. Any Assignment by a Party in violation of the terms of this Article 9 shall be void and of no force or effect as between the Parties and shall constitute a material breach of this Contract governed by the terms of Article 4. For purposes of this Article 9 the following shall apply:

                  9.1.1 The term "Assignment" shall include (a) an assignment, pledge, encumbrance or other transfer in any manner of a Party's interest in this Contract, or any of its rights or obligations under this Contract, (b) any transfer of direct or indirect legal and/or beneficial interests (whether partnership interests, stock, limited liability membership and/or management interests or otherwise) in a Party or in any owner or owners of a Party, whether occurring in one or a series of transactions, that results in the transfer of fifty percent (50%) or more of the direct or indirect ownership interests or voting power in a Party, or (c) any change in the actual or effective voting control of a Party or an owner of such Party, but excluding in all cases any transfer of publicly traded stock and any public offering of equity ownership interests (whether partnership interest, corporate stock, shares, or otherwise) in either Party or by its parent company or other owner of such Party, or entity that itself or through its ownership of legal or beneficial interests in one or more other entities holds legal or beneficial interests or voting power in such an owner.

                  9.1.2 As used in Section 9.1.1, the term "owner" means (a) the holder of legal or beneficial interests or voting power in a Party and (b) the holder of direct or indirect legal or beneficial interests or voting power in an owner (as defined in clause (a) above); and the term "direct or indirect" shall mean the holder of a legal or beneficial interest or voting power in a Party or an owner directly by a Person or indirectly through such Person's ownership of legal or beneficial interests or voting power in an owner (as defined above) or in an entity that itself, or through its ownership of interests or voting power in one or more other entities, holds legal or beneficial interests or voting power in an owner.

         9.2 ASSIGNMENT BY MANAGER

         So long as no Event of Default attributable to Manager has occurred and remains uncured, Manager shall have the right, without Owner's consent, to effect an Assignment of its interest in this Contract to: (i) any Affiliate or Affiliates of Manager having the right to use the Brand Name and Trade Marks in accordance with the requirements of this Contract and that has access to the Corporate Personnel and other corporate resources of Manager utilized in the performance of its duties hereunder on substantially the same terms as Manager, or (ii) any Person that acquires, whether by merger, consolidation, reorganization or purchase of assets, all or substantially all of the business and assets of the hotel management operations of Manager and its Affiliates relating to hotels and resorts operated under the Brand Name and continues such hotel management operations using the Trademarks provided such Person is not (a) likely to be considered by regulators in the gaming industry or by alcoholic beverage control authorities having jurisdiction to be an unsuitable business associate of Owner or who would in any other way create a material risk of jeopardy to any gaming, liquor or other approval applicable to the Hotel or Complex or (b) generally recognized in the hotel or lodging business or the community at large as a Person of ill repute or with whom a prudent business person would choose not to associate in a commercial venture. The assignee must assume and agree to be bound by all of the terms and provisions of this Contract and the terms of any subordination or other agreement entered into between Manager and Agent relating to this Contract, the Hotel, the Complex and/or the relationship among Borrower, Manager, Agent and/or the Lenders identified in the Credit Agreement. At Owner's request, Manager shall deliver to Owner an executed counterpart of the instrument effecting any Assignment by Manager and assumption by the assignee.

         9.3 ASSIGNMENT BY OWNER

         So long as no Event of Default attributable to Owner has occurred and remains uncured, Owner shall have the right to effect an Assignment of its entire interest in this Contract, together with (but not independent of) a Sale of the Hotel, to an assignee/transferee that has assumed and agreed in writing (to be delivered to Manager not more than twenty (20) days following the effective date of such Assignment) to be bound by all of the terms of this Contract and that:

                  9.3.1 has been consented to by Manager or is permitted pursuant to the exercise of a Mortgagee's rights under Article 6; or,

                  9.3.2 meets the following criteria:

                  (a) is not a Competitor; and,

                  (b) is not generally recognized in the community as being a Person of ill repute and is not in any other manner a Person with whom a prudent businessperson would not wish to associate in a commercial venture or a Person that would be considered by regulators in the gaming industry to be an unsuitable business associate of Manager and its Affiliates or would in any way jeopardize the Hotel's liquor license. Manager's failure to object in writing to such proposed assignee within thirty (30) days of Manager's receipt of such notice stating with reasonable specificity the basis for such objection shall constitute Manager's approval of such assignee for purposes of this Section 9.3.

         Owner and/or any partner or other constituent member or stockholder of Owner or of an owner of Owner desiring to effect an Assignment of all or any part of its interest in this Contract shall give Manager not less than forty-five (45) days advance written notice of its intention to do so, which notice shall identify in reasonable detail the direct and indirect owners of the proposed purchaser and shall be accompanied by the latest available audited and unaudited financial statements of the proposed purchaser and its direct or indirect beneficial owners.



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         9.4 EFFECT OF PERMITTED ASSIGNMENTS

         A consent to any particular Assignment shall not be deemed to be a consent to any other Assignment or a waiver of the requirement that consent be obtained in the case of any other Assignment. Upon any Assignment by Owner or Manager permitted under this Article 9 or consented to by the other Party, the assigning Party shall be relieved of all liabilities and obligations under this Contract accruing after the effective date of such assignment. No such assignment shall relieve the assigning Party from its liabilities or obligations under this Contract accruing prior to the effective date of the Assignment, and, in the event of an Assignment by Owner, the assignee shall succeed to and assume responsibility for all obligations and liabilities including vacation, sick leave, severance and other benefits based on length of service accrued for Hotel Personnel as of the effective date of the Assignment.

         9.5 FURTHER RESTRICTION ON OWNER

                  9.5.1 No transfer or assignment of a partnership, membership, stock or other interest in Owner or in any direct or indirect owner of Owner shall be made, notwithstanding the fact that such transfer or assignment does not result in an Assignment, if the Person to whom or which such transfer or assignment is to be made would not qualify under either or both of the criteria set forth in Section 9.3.2 (a) and (b). Owner shall give Manager the notice provided in the penultimate sentence of Section 9.3 with respect to any such assignment or transfer.

                  9.5.2 In no event shall Owner enter into any operating or similar lease of the Hotel unless (a) the requirements set out in Article 6 with respect to Mortgages have been satisfied with respect to such lease, and (b) the lessee is a Person to which Owner would be entitled to effect an Assignment of this Contract pursuant to Section 9.3.

10. DISPUTES

         10.1 ALTERNATIVE DISPUTE RESOLUTION REQUIRED

                  10.1.1 The Parties shall attempt to resolve any dispute that may arise in connection with this Contract through a process of mediation administered by JAMS ("Judicial Arbitration and Mediation Service, Inc.) or its successors. If, at the time such a dispute arises, JAMS does not exist or is unable to administer the mediation of the dispute in accordance with the terms of this Article 10, and the Parties cannot agree on the identity of a substitute service provider, then the complaining Party shall petition to a court of competent jurisdiction located in Clark County, State of Nevada, to identify a substitute service provider, who will administer the dispute resolution process in accordance with the terms of this Article 10. The service provider identified in accordance with the provisions of this Section 10.1.1 shall be referred to as the "ADR Provider."

                  10.1.2 The Parties shall attempt to settle the dispute by participating in at least ten (10) hours of mediation at the offices of the ADR Provider. The complaining Party must notify the other Party that a dispute exists and then contact the ADR Provider to schedule the mediation conference. A designated individual mediator will then be selected in accordance with the rules of the ADR Provider to conduct the mediation; provided that such mediator must have experience in the hospitality industry and must not have any conflict of interest. The mediation will be a nonbinding conference between the Parties conducted in accordance with the applicable rules and procedures of the ADR Provider. Neither Party may initiate litigation or arbitration proceedings with respect to any dispute until the mediation of such dispute is complete with the sole exception of seeking emergency relief from a court of competent jurisdiction, as described below. Any mediation will be considered complete: (i) if the Parties enter into an agreement to resolve the dispute; (ii) with respect to the Party submitting the dispute to mediation, if the other Party fails to appear at or participate in a reasonably scheduled mediation conference; or
(iii) if the dispute is not resolved within five (5) business days after the mediation is commenced.

                  10.1.3 If any dispute remains between the Parties after the mediation is complete, then either Party may commence legal proceedings to resolve such dispute; provided, however, that if the dispute is an Arbitrable Dispute, either Party may require that the dispute be submitted to final and binding arbitration (without appeal or review) in Clark County, State of Nevada, administered by an independent arbitration tribunal pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Notwithstanding the foregoing, the arbitrator's decision on any matter submitted for arbitration shall be based upon what is commonly referred to as the "baseball arbitration" approach, whereby the arbitrator may only decide in favor of the position presented by either Owner or Manager, and may not make a ruling/determination other than in favor of one of the two positions presented. If more than one issue shall be submitted to the same arbitrators for resolution, each such issue shall be deemed a separate arbitration for all purposes hereof, such issues to be identified separately by the parties in their submission to arbitration, and each such issue shall be subject to a separate decision by the arbitrators. All arbitrators appointed hereunder shall be persons having not less than ten (10) years' experience in the area of expertise on which the dispute is based (i.e. with respect to operational matters, experience in the management and operation of hotels of generally the same class and category as the Hotel, or, with respect to financial matters, experience in the financial or economic evaluation or appraisal of such first-class hotels).

                  10.1.4 Any litigation or arbitration of a dispute (including an Arbitrable Dispute) must be initiated within one (1) year from the date on which either Party first gave written notice to the other of the existence of the dispute, and any Party who fails to commence litigation or arbitration within such one-year period shall be deemed to have waived any of its affirmative rights and claims in connection with the dispute and shall be barred from asserting such rights and claims at any time thereafter. An arbitration shall be deemed commenced by a Party when the Party sends a notice to the other Party, identifying the Arbitrable Dispute and requesting arbitration. Litigation shall be deemed commenced by a Party when the Party serves a complaint on the other Party with respect to the dispute.

                  10.1.5 THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD ANY PUNITIVE OR EXEMPLARY DAMAGES OR TO VARY OR IGNORE THE TERMS OF THIS CONTRACT, AND SHALL BE BOUND BY CONTROLLING LAW.

         10.2 COMPENSATION OF MEDIATOR OR ARBITRATOR

         Subject to the right of the prevailing Party to seek reimbursement from the other Party pursuant to Section 10.4, the Parties agree to share equally the costs, including fees, of the ADR Provider or arbitration tribunal and arbitrators selected or appointed under this Article 10. As soon as practicable after selection of the ADR Provider, the ADR Provider or its designated representative shall determine a reasonable estimate of the ADR Provider's anticipated fees and costs, and send a statement to each Party setting forth that Party's equal share of the fees and costs. Within ten (10) days after receipt of the statement, each Party shall deposit the required sum with the ADR Provider.

         10.3 VENUE, JURISDICTION AND JURY WAIVER

         The venue of any mediation, arbitration or judicial proceedings shall be in Clark County, Nevada, unless otherwise mutually agreed by the Parties. Each Party irrevocably submits to the exclusive jurisdiction of the federal and state courts located Clark County, Nevada, unless otherwise mutually agreed by the Parties. Each Party waives to the fullest extent permitted by law, trial by jury of all disputes arising out of or relating to this Contract.

         10.4 EXPENSES

         The prevailing Party in any arbitration, suit or other action arising out of or related to this Contract shall be entitled to recover from the other Party all reasonable fees, costs and expenses incurred by the prevailing Party in connection with the arbitration, suit or other action, including reasonable judicial and extra-judicial attorneys' fees, expenses and disbursements and fees, costs and expenses relating to any mediation, arbitration or appeal. If any Party secures a judgment in any proceeding brought to enforce or interpret this Contract, then any costs or expenses (including reasonable attorneys' fees) incurred in enforcing, or in appealing from, such judgment shall be payable by the Party against whom such judgment or determination on appeal has been rendered and shall be recoverable separately from and in addition to any other amount included in such judgment.




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



         10.5 SURVIVAL AND SEVERANCE

         The provisions of this Article 10 are severable from the other provisions of this Contract and shall survive and not be merged into any termination or expiration of this Contract or any judgment entered in connection with any dispute, regardless of whether such dispute arises before or after termination or expiration of this Contract, and regardless of whether the related mediation, arbitration or litigation proceedings occur before or after termination or expiration of this Contract. If any part of this Article 10 is held to be unenforceable, it shall be severed and shall not affect either the duties to mediate or arbitrate or any other part of this Article 10.

11. TRADEMARKS AND OTHER PROPRIETARY MATERIALS

         11.1 OWNERSHIP OF TRADEMARKS

         Manager represents that it has the right to use the Trademarks in connection with the operation of the Hotel. Owner acknowledges and agrees that it has no rights to or interest in the Trademarks, and agrees not to contest the rights of Manager or its Affiliates in respect of the Trademarks, including any additions or improvements to the Trademarks by whomever developed.

         11.2 USE OF TRADEMARKS

         As part of the management services to be provided under the terms of this Contract, and subject to the provisions of Section 2.2, Manager shall use the Trademarks in performing its obligations under this Contract for the Hotel in a manner consistent with the Operating Standard and shall have the right to determine the form of presentation of the Trademarks in conjunction with performance of its obligations under this Contract for the Hotel.

                  11.2.1 Owner may not itself use the Trademarks or apply for international, United States federal, or state or territorial registration of any rights in the Trademarks. Without Manager's prior consent, Owner may not use any of the Trademarks as all or part of its legal name or any other trade or assumed name under which Owner does business, and Owner shall disclose in any trade or assumed name filing that the Hotel is independently managed and that Owner has no ownership rights in the Trademarks. Except as provided in Section
2.2 and Section 11.3, Owner shall not combine any of the Trademarks with any other trademark, service mark or logo.

                  11.2.2 Manager reserves the sole right and discretion to:

                  (a) subject to Planet Hollywood's rights under the Planet Hollywood Hotel and Casino Licensing Agreement, set reasonable minimum operating standards (which shall not be greater than the Operating Standards which apply to the Hotel pursuant to the other provisions of this Agreement) associated with the Trademarks for the Hotel which must be met as a condition of continued association with the Brand Name;

                  (b) subject to Planet Hollywood's rights under the Planet Hollywood Hotel and Casino Licensing Agreement, subject to Section 2.2, determine how and on what materials the Trademarks may be used;

                  (c) subject to Planet Hollywood's rights under the Planet Hollywood Hotel and Casino Licensing Agreement, require the signing of secrecy agreements by Owner, Hotel Personnel and third parties to protect the Trademarks or any other confidential or proprietary materials of Manager or its Affiliates;

                  (d) subject to Planet Hollywood's rights under the Planet Hollywood Hotel and Casino Licensing Agreement, set standards for and designate approved third-party suppliers of products bearing any of the Trademarks, and receive third-party commissions, fees, or royalty payments; and

                  (e) subject to Planet Hollywood's rights under the Planet Hollywood Hotel and Casino Licensing Agreement, handle disputes and control actual or threatened litigation with third parties relating to any part of the Trademarks.

         11.3 NAME OF HOTEL

         Subject to Section 2.13.2, the Hotel shall be operated under the name specified in the Term Sheet. If Manager and its Affiliates change the Brand Name, the Hotel name shall be changed, at Manager's expense, without Owner's consent, to reflect the change in the system-wide identification. The Brand Name and any replacement or substitute name constitutes a distinctive hotel service mark for use in connection with the Hotel.

         11.4 OBLIGATIONS OF OWNER

                  11.4.1 Except as otherwise expressly permitted under this Contract, without first obtaining Manager's consent, Owner shall not publish any Hotel advertising materials or implement any Hotel advertising or promotional programs of its own.

                  11.4.2 Owner shall promptly notify Manager of any litigation filed or threatened against Owner involving the Trademarks, as well as any apparent third-party infringement of the Trademarks of which Owner becomes aware and shall cooperate fully with Manager on such matters.

         11.5 PROPRIETARY INFORMATION

         Owner acknowledges that the Proprietary Information and the goodwill associated therewith are the sole and exclusive property of Manager and may be used by Manager and its Affiliates for any purpose. Except for Owner's limited access to or use of certain information that is part of [***] during the Operating Term as specifically permitted by this Contract, Owner shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Proprietary Information or the goodwill associated therewith. Accordingly, Owner agrees that no right or remedy of Owner for any default of Manager hereunder, or the delivery of possession of the Hotel or any provision of this Contract, shall confer upon Owner, or any Person claiming by or through Owner, the right to use the Proprietary Information in connection with the use or operation of the Hotel or otherwise. Upon the expiration or sooner termination of this Contract, in addition to the requirements set forth in Section 4.5, Owner and its Affiliates shall return to Manager all Proprietary Information (including any Proprietary Information in digital form), and shall not use the Proprietary Information. In the event of any breach of this covenant by Owner, Manager shall be entitled to relief by injunction, and to all other available legal rights or remedies. Manager hereby acknowledges and agrees that the limitations of this Section 11.5 shall not apply to the use by Owner of the Hotel Guest Information, which shall be jointly owned by Owner and Manager, provided, however, Owner agrees that no communications with the persons identified in the Hotel Guest Information shall in any manner refer to Manager, or its Affiliates, or the Brand Name or Trademarks. The provisions of this
Section 11.5 shall survive the expiration or sooner termination of this Contract.

12. MISCELLANEOUS

         12.1 INTERPRETATION

                  12.1.1 The Recitals set forth at the beginning of this Contract and the Exhibits attached to this Contract are incorporated in and made a part of this Contract.

                  12.1.2 Unless the language specifies or the context implies that a term of this Contract is a condition, all of the terms of this Contract shall be deemed and construed to be covenants to be performed by the designated Party.

                  12.1.3 The use of the terms "including," "include," and "includes" followed by one or more examples is intended to be illustrative and shall not be deemed or construed to limit the scope of the classification or category to the examples listed.

                  12.1.4 In this Contract, any reference to a section or an
article is a reference to a section or article of this Contract.


Confidential information redacted and filed separately with the Commission

                  12.1.5 Unless expressly stated otherwise in this Contract, whenever a matter is submitted to a Party for approval or consent in accordance with the terms of this Contract, that Party has a duty to act reasonably and timely in rendering a decision on the matter.

                  12.1.6 [Intentionally Omitted]

                  12.1.7 The table of contents and captions to the articles and sections of this Contract are for convenience of reference only and in no way define, limit, describe, or affect the scope or intent of any part of this Contract.

         12.2 REPRESENTATIONS AND WARRANTIES OF MANAGER

         Manager represents and warrants to Owner as of the Effective Date as follows:

                  12.2.1 Manager is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization, is duly qualified to do business in the state in which the Hotel is located, and has full power, authority, and legal right to execute, perform, and timely observe all of the provisions of this Contract to be performed or observed by Manager. Manager's execution, delivery, and performance of this Contract have been duly authorized by all necessary corporate action on the part of Manager.

                  12.2.2 This Contract constitutes a valid and binding obligation of Manager and does not and will not constitute a breach of or default under the organizational and governing documents of Manager or the terms, conditions, or provisions of any law, order, rule, regulation, judgment, decree, agreement, or instrument to which Manager is a party or by which it or any substantial portion of its assets is bound or affected.

                  12.2.3 No approval of any third party is required for Manager's execution and performance of this Contract that has not been obtained prior to the execution of this Contract.

                  12.2.4 Manager, at its own expense, shall maintain in full force and effect throughout the Operating Term its legal existence and the rights required for it timely to observe and perform all of the terms and conditions of this Contract.

                  12.2.5 To its actual knowledge, there is no litigation, proceeding or governmental investigation pending or threatened against Manager that could adversely affect the validity of this Contract or the ability of Manager to comply with its obligations under this Contract.

                  12.2.6 No broker or finder was retained by Manager to render services in connection with any of the transactions contemplated hereby, and no fees are due to any third party with respect hereto.

                  12.2.7 Manager (or an Affiliate of Manager ) owns the rights to the Brand Name and Manager has the right to use the Brand Name at the Hotel in the manner contemplated in this Contract.

         12.3 COVENANTS, REPRESENTATIONS AND WARRANTIES OF OWNER

         Owner represents and warrants to Manager as of the Effective Date as follows:

                  12.3.1 Owner is duly organized, validly existing, and in good standing under the laws of the state of its organization, is duly qualified to do business in the state in which the Hotel is located, and has full power, authority, and legal right to execute, perform, and timely observe all of the provisions of this Contract to be performed or observed by Owner. Owner's execution, delivery and performance of this Contract have been duly authorized by all necessary action on the part of Owner.

                  12.3.2 This Contract constitutes a valid and binding obligation of Owner and does not and will not constitute a breach of or default under any of the organizational or governing documents of Owner or the terms, conditions, or provisions of any law, order, rule, regulation, judgment, decree, agreement, or instrument to which Owner is a party or by which it or any substantial portion of its assets (including the Hotel) is bound or affected.

                  12.3.3 Subject to obtaining approval by the Bankruptcy Court of Owner's acquisition of the Complex, no other approval of any third party (including any ground lessor or the holder of any Mortgage) is required for Owner's execution and performance of this Contract that has not been obtained prior to the execution of this Contract.

                  12.3.4 Owner, at its own expense, shall maintain in full force and effect throughout the Operating Term its legal existence and the rights required for it timely to observe and perform all of the terms and conditions of this Contract.

                  12.3.5 Owner holds (or will hold prior to the Opening Date) and shall maintain throughout the Operating Term all Approvals necessary to permit the ownership and operation of the Hotel in accordance with the Operating Standard and Legal Requirements.

                  12.3.6 [Intentionally Omitted]

                  12.3.7 To its actual knowledge, except for the proceedings of the Bankruptcy Court relating to the Complex and the matters disclosed in the Purchase Agreement, there is no litigation, proceeding or governmental investigation pending or threatened against Owner that could adversely affect the validity of this Contract or the ability of Owner to comply with its obligations under this Contract.

                  12.3.8 [Intentionally Omitted]

                  12.3.9 No broker or finder was retained by Owner to render services in connection with any of the transactions contemplated hereby, and no fees are due to any third party with respect hereto.

         12.4 USE OF AFFILIATES BY MANAGER

         In fulfilling its obligations under this Contract, Manager may from time to time use the services of one or more of its Affiliates. If an Affiliate of Manager performs services Manager is required to provide under this Contract, Manager shall be ultimately responsible to Owner for its Affiliate's performance, and Owner shall not pay more for the Affiliate's services and expenses than Manager would have been entitled to receive under this Contract had Manager performed the services. If an Affiliate of Manager otherwise performs services for or provides goods to the Hotel, such goods or services shall be supplied at prices and on terms at least as favorable to the Hotel as generally available in the relevant market and consistent with terms made available to other similar hotels within the group of Managed Hotels.

         12.5 GOVERNING LAW

         This Contract and all disputes relating to the performance or interpretation of any term of this Contract shall be construed under and governed by the laws of the State of New York.

         12.6 WAIVERS, MODIFICATIONS, REMEDIES

         No failure or delay by a Party to insist on the strict performance of any term of this Contract, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any breach or any subsequent breach of such term. Neither this Contract nor any of its terms may be changed, waived, discharged, or terminated except by an instrument in writing signed by the Party against whom the enforcement of the change, waiver, discharge, or termination is sought. No waiver of any breach shall affect or alter this Contract, but each and every term of this Contract shall continue in full force and effect with respect to any other then existing or subsequent breach. The remedies provided in this Contract are cumulative and not exclusive of the remedies provided by law or in equity. ANYTHING HEREIN CONTAINED, AND ANYTHING AT LAW, TO THE CONTRARY NOTWITHSTANDING, IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES (INCLUDING,

WITHOUT LIMITATION, ANY ARBITRATION PROCEEDING) ARISING UNDER OR WITH RESPECT TO THIS CONTRACT OR IN ANY MANNER PERTAINING TO THE HOTEL OR TO THE RELATIONSHIP OF THE PARTIES HEREUNDER, EACH PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELEASES ANY RIGHT, POWER OR PRIVILEGE EITHER MAY HAVE TO CLAIM OR RECEIVE FROM THE OTHER PARTY HERETO ANY PUNITIVE OR EXEMPLARY DAMAGES, EACH PARTY ACKNOWLEDGING AND AGREEING THAT THE REMEDIES HEREIN PROVIDED, AND OTHER REMEDIES AT LAW AND IN EQUITY, WILL IN ALL CIRCUMSTANCES BE ADEQUATE. THE FOREGOING WAIVER AND RELEASE SHALL APPLY IN ALL ACTIONS OR PROCEEDINGS BETWEEN THE PARTIES AND FOR ALL CAUSES OF ACTION OR THEORIES OF LIABILITY, WHETHER FOR BREACH OF THIS CONTRACT OR FOR VIOLATION OF ANY OTHER DUTY OWING BY EITHER PARTY TO THE OTHER WHICH MAY IN ANY WAY RELATE TO MANAGER'S MANAGEMENT OR OPERATION OF THE HOTEL. BOTH PARTIES FURTHER ACKNOWLEDGE THAT THEY ARE EXPERIENCED IN NEGOTIATING AGREEMENTS OF THIS SORT, HAVE HAD THE ADVICE OF COUNSEL IN CONNECTION HEREWITH, AND HAVE BEEN ADVISED AS TO, AND FULLY UNDERSTAND, THE NATURE OF THE WAIVERS CONTAINED IN THIS SECTION 12.6 AND SECTION 12.18.

         12.7 SEVERABILITY OF PROVISIONS

         If a court of competent jurisdiction or an arbitrator determines that any term of this Contract is invalid or unenforceable to any extent under applicable law, the remainder of this Contract (and the application of such term to other circumstances) shall not be affected thereby, and each remaining term shall be valid and enforceable to the fullest extent permitted by law.

         12.8 NOTICES

         All notices, consents, determinations, requests, approvals, demands, reports, objections, directions and other communications required or permitted to be given under this Contract shall be in writing and shall be deemed to have been duly given and to be effective on the date on which such communications are delivered by personal delivery, by facsimile transmission (with telephonic confirmation of receipt), DHL, Federal Express, or other similar courier service or by the United States Postal Service or its successor after being deposited with the United States Postal Service as Express Mail or as registered or certified matter, postage prepaid, return receipt requested, addressed to the Parties at the addresses specified in the Term Sheet, or at such other address as the Party to whom the notice is sent has designated in accordance with this
Section 12.8.

         12.9 INDEMNIFICATION

                  12.9.1 Subject to Sections 12.9.2 and 12.9.3, Owner shall indemnify, defend and hold Manager and its Affiliates and its and their respective directors, trustees, officers, employees, agents and assigns (collectively, the "Manager Indemnified Parties") harmless for, from and against any and all Claims. Notwithstanding the foregoing, in no event shall Owner's indemnification obligations under this Section 12.9.1 extend to Claims to the extent caused by Manager's Grossly Negligent or Willful Acts.

                  12.9.2 Subject to Section 12.9.3, Manager shall indemnify, defend and hold Owner and its Affiliates and their respective directors, officers, employees, agents and assigns (collectively, the "Owner Indemnified Parties") harmless from and against any and all Claims that any Owner Indemnified Party or Parties may incur, become responsible for, or pay out to the extent caused by Manager's Grossly Negligent or Willful Acts.

                  12.9.3 The obligations set forth in this Section 12.9 shall survive the expiration or any termination of this Contract. Notwithstanding any contrary provision of this Section 12.9, Owner and Manager mutually agree for the benefit of each other to look first to the appropriate insurance coverages in effect pursuant to this Contract in the event any claim or liability occurs as a result of injury to person or damage to property, regardless of the cause of such claim or liability. In addition, nothing contained in this Section 12.9 shall in any way affect the releases set forth in Section 5.7.

                  12.9.4 Any Party obligated to indemnify any of the other Party's Indemnified Parties under this Section 12.9 (the "Indemnifying Party") in respect of any claim shall have the right, by notice to the other Party, to assume the defense of such claim. If the Indemnifying Party gives such notice:
(i) such defense shall be conducted by counsel selected by the Indemnifying Party and approved by the other Party; provided, however, that the other Party's approval shall not be required with respect to counsel designated by the Indemnifying Party's insurer, (ii) so long as the Indemnifying Party (or its insurer) is conducting such defense with reasonable diligence, the Indemnifying Party shall have the right to control such defense and shall not be required to pay the fees or disbursements of any counsel engaged by the other Party or any of its Indemnified Parties for services rendered after the Indemnifying Party has given the notice provided for above to the other Party; and (iii) the Indemnifying Party shall have the right, without the consent of the other Party or any of its Indemnified Parties, to settle such claim, but only provided that the Indemnifying Party (or its insurer) pays all amounts due in connection with or by reason of such settlement and, as part thereof, the other Party and, if applicable, its Indemnified Parties are unconditionally released from all liability in respect of such claim. The other Party and/or its Indemnified Parties shall have the right to participate in the defense of any claim being indemnified and defended by the Indemnifying Party at the expense of the other Party and/or its Indemnified Parties, but the Indemnifying Party shall have the right to control such defense. In no event shall the other Party and/or any of its Indemnified Parties (a) settle any claim as to which it or they are entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, (b) if a claim is covered by the Indemnifying Party's liability insurance, take or omit to take any action that would cause the insurer not to defend such claim or to disclaim liability in respect thereof, or
(c) be represented by more than one (1) attorney or firm of attorneys in respect of such claim.

         12.10 FORCE MAJEURE EVENTS

         If at any time during the Operating Term either Party is unable to perform its obligations under this Contract due to a Force Majeure Event, or if it becomes necessary, in the Parties' reasonable opinion, to cease operation of the Hotel in order to protect the Hotel and/or the health, safety or welfare of the guests and/or employees of the Hotel, then the Parties' may close and cease or partially cease operation of all or any part of the Hotel as necessary based on the occurrence of the Force Majeure Event, reopening and recommencing operation of the Hotel when the Parties reasonably determine that the reopening and recommencement of operations may be done pursuant to applicable Legal Requirements and without jeopardy to the Hotel, its guests or Hotel Personnel. Except as otherwise expressly provided in this Contract, the time within which a Party is required to perform an obligation (other than the payment of money) shall be extended for a period of time equivalent to the period of delay caused by a Force Majeure Event.

         12.11 SUCCESSORS AND ASSIGNS

         Subject to the provisions of Articles 6 and 9, this Contract shall inure to the benefit of and shall be binding on the successors and assigns of the Parties, and the terms "Owner" and "Manager" as used in this Contract shall include all permitted successors and assigns of the original Parties.

         12.12 ESTOPPEL CERTIFICATES

         On request at any time and from time to time during the Operating Term, Manager shall execute, acknowledge, and deliver to Owner or any Mortgagee, within thirty (30) days following Manager's receipt of written request therefor, a certificate: (i) certifying that this Contract has not been modified and is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and specifying the modifications); (ii) stating whether, to the knowledge of the signatory of such certificate, any default by Owner exists, including any Event of Default, and if so, specifying each default of which the signatory may have knowledge; and (iii) providing any additional information reasonably requested by Owner or a Mortgagee; provided, however, that in no event shall Manager be required to agree to any modifications or waivers with respect to this Contract or other agreements in effect between the Parties. On similar notice, Manager shall be entitled to a similar certificate from Owner, any Mortgagee (with respect to any Mortgage), or any ground lessor (with respect to any ground lease).

         12.13 ENTIRE CONTRACT

         This Contract (including the attached Exhibits) constitutes the entire agreement between the Parties relating to the operation of the Hotel and supersedes all prior contracts and understandings, written or oral. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations between the Parties prior to the execution of this Contract except as expressly stated in this Contract. Neither Party shall have any remedy in respect of any untrue statement made by the other Party on which that Party relied in entering into this Contract (unless such untrue statement was made fraudulently) except to the extent that such statement is expressly set forth in any of the terms or provisions of this Contract.

         12.14 COUNTERPARTS

         This Contract may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         12.15 RELATIONSHIP OF THE PARTIES

         Nothing contained in this Contract shall be construed as creating a partnership, joint venture, or similar relationship between the Parties. Manager assumes no independent contractual liability nor shall Manager be obligated to extend its own credit with respect to any obligation incurred in operating the Hotel or performing its obligations under this Contract. The Parties hereby acknowledge that they are each (or will be as of the Opening Date) members of a limited liability company holding title, directly or indirectly, to the Complex.

         12.16 CONFIDENTIALITY

         The Parties agree that the matters set forth in this Contract are strictly confidential. In addition, the Parties agree to keep strictly confidential all information of a proprietary or confidential nature about or belonging to a Party or to any Affiliate of a Party to which the other Party gains or has access by virtue of the relationship between the Parties. Except as disclosure may be required to obtain the advice of professionals or consultants, or financing for the Hotel from an institutional lender, or in furtherance of a permitted assignment of this Contract, or as may be required by law or by the order of any government, regulatory authority, or tribunal or otherwise to comply with Legal Requirements (including reporting requirements applicable to public companies), each Party shall make every effort to ensure that such information is not disclosed to the press or to any other third Person without the prior consent of the other Party. The obligations set forth in this Section
12.16 shall survive any termination or expiration of this Contract. The Parties shall cooperate with one another on all public statements, whether written or oral and no matter how disseminated, regarding their contractual relationship as set forth in this Contract or the performance of their respective obligations under this Contract.

         12.17 FURTHER ASSURANCE

         The Parties shall do and cause to be done all such acts, matters and things and shall execute and deliver all such documents and instruments as shall be required to enable the Parties to perform their respective obligations under, and to give effect to the transactions contemplated by, this Contract. Without limiting the generality of the foregoing, Owner, on behalf of itself, its Affiliates, and its and their owners, partners, principals, officers, successors and assigns, agrees, at the request of Manager, to complete, execute and furnish to Manager such questionnaire or forms as may be required for Manager's or any of its Affiliate's compliance with gaming license requirements or to be filed with any liquor licensing authority or similar regulatory authority.

         12.18 AGENCY AND AGENCY WAIVERS

         THE RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE THAT OF AN INDEPENDENT CONTRACTOR AND NOT AS AN AGENCY RELATIONSHIP AND IT IS THE INTENTION OF THE PARTIES THAT THIS CONTRACT BE INTERPRETED IN ACCORDANCE WITH GENERAL PRINCIPLES OF CONTRACT INTERPRETATION WITHOUT REGARD TO THE COMMON LAW OF AGENCY AND THAT LIABILITY BETWEEN THE PARTIES SHALL BE BASED

SOLELY ON PRINCIPLES OF CONTRACT LAW AND THE EXPRESS PROVISIONS OF THIS CONTRACT. IN NO EVENT SHALL MANAGER BE DEEMED IN BREACH OF ITS DUTIES HEREUNDER, OR OTHERWISE AT LAW OR IN EQUITY, SOLELY BY REASON OF (i) THE FAILURE OF THE FINANCIAL PERFORMANCE OF THE HOTEL TO MEET OWNER'S

EXPECTATIONS OR INCOME PROJECTIONS OR OTHER MATTERS INCLUDED IN THE OPERATING PLAN, (II) THE ACTS OF HOTEL PERSONNEL, (III) THE INSTITUTION OF LITIGATION OR THE ENTRY OF JUDGMENTS AGAINST OWNER OR THE HOTEL WITH RESPECT TO HOTEL OPERATIONS, OR (IV) ANY OTHER ACTS OR OMISSIONS NOT OTHERWISE CONSTITUTING A BREACH OF THIS CONTRACT, IT BEING THE INTENTION AND AGREEMENT OF THE PARTIES THAT MANAGER'S SOLE OBLIGATION HEREUNDER SHALL BE TO ACT IN CONFORMITY WITH THE EXPRESS TERMS OF THIS CONTRACT. FURTHERMORE, AS BETWEEN OWNER AND MANAGER, MANAGER SHALL HAVE NO LIABILITY FOR PUNITIVE DAMAGES OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES TO OWNER IN RESPECT OF A BREACH OF ANY ALLEGED FIDUCIARY DUTIES.

         12.19 IRREVOCABILITY OF CONTRACT

         Owner and Manager each acknowledge that they are entering into this Contract in reliance on the long term nature of the Contract, and further acknowledge that the rights, duties, powers and authority of each of the parties hereto, are intended to be non-terminable throughout the Term, except in accordance with the express provisions of this Contract or, where appropriate, as a remedy for the occurrence of any Event of Default. It is agreed that neither party will achieve the benefits intended to be achieved if either party has any continuing right or power to terminate this Contract, [***] except in accordance with the express provisions of this Contract. Accordingly, both Owner and Manager hereby, as a substantial inducement to the other to enter into this Contract, as an inducement to Manager to invest the skill, time, expertise and customer relationships necessary to achieve the long term benefits herein contemplated, and as an inducement to Owner to ensure the full and unrestrained best efforts of Manager in assisting Owner in the management and operation of the Hotel in accordance with the provisions of this Contract, hereby irrevocably waive and relinquish any right, power or authority existing at law or in equity, except in accordance with the express provisions of this Contract. The parties further hereby acknowledge that any breach of the provisions of this Section 12.19, by either party will cause irreparable and permanent damage to the other party, not fully or substantially compensable by money damages.

         12.20 CASINO AND THEATRICAL/PERFORMANCE FACILITIES

                  12.20.1 It is intended that the Hotel be operated independently of the Casino and all theatrical and performance spaces contained within the Complex, notwithstanding their physical integration with the Hotel. Nothing in this Contract gives or shall be deemed to give Manager any responsibility for or control, power or authority over operations of the Casino or the theatrical and performance spaces in the Complex.

                  12.20.2 Absent any other agreement from time to time between the Hotel and the Casino and/or between the Hotel and the theatrical and performance spaces, (a) all food and beverage operations within the Casino and/or the theatrical and performance spaces shall be handled by Casino staff or staff engaged to service the theatrical and performance spaces, not by Hotel Personnel, revenues therefrom shall not be included in Gross Operating Revenues and the costs thereof shall be borne solely by the Casino and/or theatrical and performance space as applicable, (b) all doormen and valet parking attendants shall be employees of the Casino and not Hotel Personnel but all bellmen shall be Hotel Personnel, (c) security in the Casino, the theatrical and performance spaces and the Hotel shall be handled by employees of the Casino and not by Hotel Personnel but the cost shall be equitably allocated, and (d) routine maintenance in the Casino and the theatrical and performance spaces may be performed by Hotel Personnel, but subject to security requirements and at such times as the Casino operator or the operator of the theatrical and performance space shall allow from time to time, with the cost being equitably allocated between the Hotel and the Casino and/or the theatrical and performance space.


   Confidential information redacted and filed separately with the Commission

         12.21 NO PERSONAL LIABILITY

         In no event shall any member, partner, shareholder, officer, director, agent or employee of either Party hereto have any personal liability in connection with or arising from this Contract provided that Manager may have liability in connection with or arising from this Contract, but solely in its capacity as manager hereunder, and not in its capacity as a direct or indirect member in Owner. Any liability of either Party hereby shall be satisfied from such Party's ownership interest in the Complex, and not from any other assets or property of such Party or any member, partner, shareholder, officer, director, agent or employee of such Party.

                  [Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, the Parties have executed this Contract as of the day and year first above written.

                                              OPBIZ, LLC

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------
                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                              SHERATON OPERATING CORPORATION

                                              By:
                                                 -------------------------------
                                              Name:  Joseph D. Long
                                              Title:  Vice President

                                    EXHIBIT C

                                   DEFINITIONS

As used throughout this Contract and the attached Exhibits, the following terms shall have the respective meanings set forth below:

         Affiliate - with respect to Manager and Owner, any other Person directly or indirectly controlling, controlled by, or under common control with Manager or Owner.

         Administered Leases - leases, licenses or other occupancy agreements for space in the Hotel (excluding space utilized for food and beverage operations under license to Planet Hollywood and space used for theatrical or other performance events) used for retail, spa, food and beverage or the provision and sale of other goods and services the cost of which may be charged by a guest of the Hotel to such guest's Hotel folio accounts.

         Agent - as defined in Recital C.

         Annualized RevPAR - for any hotel or group of hotels, Revenue per Available Room as determined in a Smith Travel Trend Report ("STAR" report) produced by Smith Travel Research (or a similar report prepared by a successor organization mutually agreed by the Parties) for the twelve month period inclusive of and ending in December of each given calendar year.

         Approvals - licenses, approvals, permits, authorizations, registrations and the like required by any governmental or regulatory authority in connection with the ownership or operation of the Hotel.

         Arbitrable Dispute - any dispute, claim or issue arising under this Contract with respect to (i) the proper inclusion or exclusion of items in Gross Operating Revenue and Operating Expenses, (ii) the proper computation of Management Fees, Centralized Services Charges and Reimbursable Expenses, (iii) the approval of all or any portions of the Operating Plan or any amendments thereto and any other disputes over whether repairs, improvements, replacements, or other expenditures are necessary to meet the Operating Standard, (iv) coverages, limits and deductibles under insurance policies, to the extent not specifically mandated by this Contract, and (v) any other matter as to which this Contract expressly provides for dispute resolution by arbitration; but expressly excluding claims (x) relating to preserving or protecting Manager's proprietary rights, or (y) for extraordinary relief including injunction or eviction.

         Assignment - as defined in Section 9.1.1.

         Automation Services - as defined in Exhibit E.

         Bank Accounts - as defined in Section 3.5.1.

         Bankruptcy Court - refers to United Bankruptcy Court for the District of Nevada, Southern Division, and, if any appeal of any decision rendered by that court is timely, any appellate court having jurisdiction.

         Brand Name - the hotel brand name set forth in the Term Sheet.

         Business Interruption Insurance - insurance coverage against "Business Interruption and Extra Expense" (as that phrase is used within the United States insurance industry for application to transient lodging facilities).

         Capital Budget - as defined in Section 2.4.

         Capital Expense - any item of expense that, according to GAAP, is not properly deducted as a current expense on the books of the Hotel, but rather should be capitalized.

         Capital Improvement - any item of any nature incorporated into the Hotel, the cost of which is a Capital

Expense.

         Casino - means the casino and gaming facilities included in the Complex.

         Casualty Restoration - the activity of repairing, restoring, replacing, or rebuilding the Hotel as required by Article 7, after a casualty or Taking, in accordance with the Operating Standard.

         Centralized Marketing Program - as defined in Section 2.8.1.

         Centralized Services - the collective reference to (a) those services, programs and group benefits described in Exhibit D (for so long as such services are offered generally to all or distinct sub-groups of the Managed Hotels) and
(b) such additional services, programs or group benefits as are, from time to time, provided generally to all or distinct sub-groups of the Managed Hotels.

         Centralized Services Charges - as defined in Section 2.8.3.

         Certified Financial Statements - financial statements with respect to the operations of the Hotel which contain the information and the certificate described in Section 2.6.5.

         CEO - means the Chief Executive Officer of Owner as set forth in the LLC Agreement.

         CFO - means the Chief Financial Officer of Owner as set forth in the LLC Agreement.

         Claims - claims, demands, actions (including enforcement proceedings initiated by any government agency), penalties, suits and liabilities (including the cost of defense, settlement, appeal, reasonable attorneys' fees and disbursements and any other amounts that any Indemnified Party is required to pay to third parties in connection with such matters) that any Indemnified Party or Parties may have alleged against them, incur, become responsible for, or pay out for any reason related to the ownership or operation of the Hotel, including
(i) the employment and discharge of Hotel Personnel (including alleged discrimination in connection therewith) and matters pertaining to the accessibility of the Hotel to Persons with disabilities; (ii) an Event of Default by Owner; (iii) contamination of or any adverse effects on the environment with respect to the Hotel; (iv) any violation of any Legal Requirements; (v) injury or damage to Persons or property occurring in or about the Hotel or the real property on which the Hotel is located; (vi) breach by Owner of any of its warranties or representations set forth in Section 12.3;
(vii) claims arising under contracts or agreements entered into in accordance with the terms of this Contract; (viii) claims arising from or related to matters described in Section 2.13, or (ix) acts or omissions of Manager or any other Manager Indemnified Party in the performance of services under this Contract, or in connection with winding up such services on termination or expiration of this Contract.

         Commencement of Construction - With respect to new construction, the commencement of pouring of the foundation for such new construction. With respect to renovation programs, the commencement of significant demolition activities necessary for undertaking the renovation program.

         Competitor - a Person (i) in the business of: (a) providing management services on a third-party basis to owners of hotels, motels or other transient lodging facilities; or (b) owning, operating, licensing (as licensor), franchising or managing a brand or system of hotels, motels or other transient lodging facilities; or (ii) who owns a hotel and casino located on the Strip.

         Contract - this Management Contract.

         Corporate Personnel - any personnel from the corporate offices of Manager or its Affiliates who perform activities at or on behalf of the Hotel in connection with the services provided by Manager under this Contract.

         Credit Agreement - as defined in Recital C.

         Date of Taking - the earlier of the date on which the relevant governmental authority is entitled to possession or takes possession as the result of a Taking.

         Design Guide - collectively, (i) the Design Guide applicable to the Brand Name, setting forth mandatory requirements for Managed Hotels, (ii) the fire safety standards, the Fire Suppression Systems Handbook and the Guidelines for Fire Detection and Emergency Voice Alarm Communication applicable to the Brand Name, and (iii) the Fitness and Recreation Facilities Guidelines applicable to the Brand Name, each as then in effect on the date which is thirty
(30) days prior to the awarding of a general contract for the construction or renovation of the Hotel.

         Designated Accountant - a national firm of independent certified public accountants mutually acceptable to Owner and Manager.

         Director of Casino Operations - as defined in Section 2.7.1

         Director of Hotel Operations - as defined in Section 2.7.1.

         Employee Room Program - the program or programs maintained by Starwood from time to time pursuant to which Starwood employees may be offered discounted rates at Managed Hotels.

         Event of Default - any of the events so defined in Section 4.2.

         FF&E - items of furniture, fixtures and equipment used in the ordinary course of operating the Hotel, the cost of which is a Capital Expense.

         Force Majeure Event - any one or more of the following events or circumstances that, alone or in combination, directly or indirectly, adversely affects the operation of the Hotel: fire, earthquake, storm or other casualty to the extent not caused by the party seeking the benefit of any Force Majeure provision; performance of approved Capital Improvements adversely affecting a material portion of the income generating areas of the Hotel or any other area material to the operation of the Hotel; strikes, lockouts, or other labor interruptions; war, rebellion, riots, acts of terrorism, or other civil unrest; or any other event beyond the Parties' reasonable control.

         Frequency Program - any incentive program including the frequent guest recognition program established and operated by Manager or its Affiliates from time to time as part of the Centralized Services.

         Full Operating Year - an Operating Year containing at least 365 days.

         Generally Accepted Accounting Principles or GAAP - those conventions, rules, procedures and practices, consistently applied, affecting all aspects of recording and reporting financial transactions which are generally accepted by major independent accounting firms in the United States. If Owner and Manager cannot in any instance agree on what constitutes GAAP, then the Designated Accountant shall make the determination on the request of either Party. Any financial or accounting terms not otherwise defined herein shall be construed and applied according to GAAP.

         Gross Operating Revenue or GOR - with respect to any period of time, all revenue and income of any kind derived directly or indirectly from operations at the Hotel (but excluding (i) the Casino, (ii) the Timeshare Project, (iii) food and beverage operations under license to Planet Hollywood and (iv) space which is the subject of an Administered Lease (such exclusion to also apply to any Rental Income therefrom)) and properly attributable to the period under consideration (including Rental Income, but not gross receipts, of licensees, lessees, or concessionaires who are not Administered Leases), determined in accordance with GAAP and the Uniform System, except that the following shall not be included in determining Gross Operating Revenue:

                  (i) applicable excise, sales, occupancy and use taxes, or similar government taxes, duties, levies or charges collected directly from patrons or guests, or as a part of the sales price of any goods, services, or displays, including gross receipts, admission, cabaret, or similar or equivalent taxes;

                  (ii) receipts from the financing, sale or other disposition of capital assets. FF&E and other items not in the ordinary course of the Hotel's operations and income derived from securities and other property acquired and held for investment;


                  (iii) receipts from awards or sales in connection with any Taking, from other transfers in lieu of and under the threat of any Taking, and other receipts in connection with any Taking, but only to the extent that such amounts are specifically identified as compensation for alterations or physical loss or damage to the Hotel;

                  (iv) proceeds of any insurance, including, subject to Section 8.1.1, the proceeds of any Business Interruption Insurance;

                  (v) rebates, discounts, or credits of a similar nature (not including charge or credit card discounts, which shall not constitute a deduction from revenues in determining Gross Operating Revenue, but shall constitute an Operating Expense); and

                  (vi) revenues generated by parking, whether on-site or pursuant to the Common Area Parking Use Agreement to the extent subject to a valet parking agreement or other arrangement which is not an Administered Lease;

                  (vii) security deposits;

                  (viii) any contributions of additional working capital, and any contributions to any reserve fund (and any interest earned thereon);

                  (ix) any refund of Taxes that were overpaid in a prior Operating Year;

                  (x) any reversal of any contingency or tax reserve;

                  (xi) the price of any merchandise or service given in exchange for other merchandise or service except to the extent the price of the subsequent merchandise or service exceeds the price of the initial merchandise or service;

                  (xii) any proceeds from the settlement or successful prosecution of any legal claim;

                  (xiii) any cash on hand, accounts receivable or closing adjustments received by Owner from the prior owner of the Hotel in connection with the acquisition of the Hotel by Owner, and any sums received from any source by Owner after Owner's acquisition of the Hotel that are either payable to the prior owner of the Hotel, payable to creditors of the prior owner of the Hotel, or received or retained by Owner to reimburse itself for claims or closing adjustments incurred in connection with such acquisition;

                  (xiv) payments of principal and interest received pursuant to that certain Subordinated Non-Negotiable Promissory Note dated as of November 20, 2000 by Aladdin Bazaar, LLC in favor of Aladdin Gaming, LLC and subsequently endorsed by the payee to Owner, as such promissory note may have been or may hereafter be amended, restated, extended, replaced or refinanced; and

                  (xv) All revenue from all entertainment on or about the Complex and from all theatrical and performance revenues or spaces.

         Gross Rooms Revenue or GRR - that portion of Gross Operating Revenue derived from the rental, sale, use or occupancy of the Rentable Guest Rooms, including any "no show" or early departure charges.

         Guest Data - all guest profiles, guest contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), guest histories, guest preferences and any other guest information in the customer database of Starwood Hotels & Resorts Worldwide, Inc. which is maintained, obtained or derived by Manager, or its Affiliates, from: (i) guests of the Hotel; (ii) guests of any hotel or similar facility (including any condominium or interval ownership properties) which Manager, or its Affiliates, owns, leases, operates or franchises; and (iii) any other sources and databases, including, without limitation, registered users of Starwood brand websites, Starwood central reservations database, Starwood Preferred Guest Program, Starwood Vacation Ownership, Starwood Integrated Property System, and the STARS Direct Program. For the purposes of this definition, "guest" shall be deemed to include any customers of any hotels or similar facilities (including any condominium or interval ownership properties) owned, leased, operated, or franchised by Manager or its Affiliates, and any customers of any of the facilities associated with such hotels or other properties (e.g. restaurants, golf courses, spas, etc.).

         Hotel - as defined in Recital B.

         Hotel Guest Information - as defined in Section 2.6.1.

         Hotel Personnel - all individuals performing services in the name of the Hotel at the Hotel, whether such individuals are employed by Owner or an Affiliate of Owner, or a contractor providing labor to the Hotel.
Notwithstanding the foregoing, Hotel Personnel shall not include any members of the Manager Executive Team or the Owner Executive Team.

         Hotel Personnel Costs - all costs associated with the employment, management or termination of Hotel Personnel (and the Manager Executive Team), including recruitment expenses, the costs of moving executive level Hotel Personnel (and the Manager Executive Team), their families and their belongings to the area in which the Hotel is located at the commencement of their employment at the Hotel, compensation and benefits, employment taxes, training and severance payments, all in accordance with Legal Requirements and Manager's non-discrimination policies for Managed Hotels.

         Indemnifying Party -- as defined in Section 12.9.4.

         Index - the Consumer Price Index for All Urban Consumers, All Items, for the market area that includes the Hotel, as published by the Bureau of Labor Statistics of the United States Department of Labor, using the years 1982-84 as a base of 100, or if such index is discontinued, the most comparable index published by any federal governmental agency, as mutually acceptable to Owner and Manager.

         Initial Capital Program - as set forth in the Term Sheet.

         Initial Working Capital - as set forth in Section 3.6.2.

         Insurance Costs - insurance premiums relating to liability and casualty coverage and Business Interruption Insurance policies maintained with respect to the Hotel.

         IT Preliminary Recommendations - as defined in Exhibit E.

         Legal Requirements - all laws, statutes, ordinances, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments or regulatory authorities, that now or hereafter may be applicable to the Hotel and the operation thereof, including those relating to employees, zoning, building, health, safety and environmental matters and accessibility of public facilities.

         LLC Agreement - means the amended and restated limited liability company operating agreement of Owner dated as of April 22, 2003 as amended from time to time.

         Managed Hotels - all hotels and resorts in the United States that are managed by Manager and/or its Affiliates under the Brand Name, including all such hotels and resorts that are owned by Manager and/or its Affiliates.

         Management Fee - as set forth in the Term Sheet.

         Manager Executive Team - as defined in Section 2.7.1.

         Manager's Grossly Negligent or Willful Acts - any gross negligence, willful misconduct or fraud committed by Manager, its Affiliates, or the Corporate Personnel in the performance of Manager's duties under this Contract. The acts or omissions (including grossly negligent, willful or fraudulent acts or omissions) of Hotel Personnel or the Manager Executive Team shall not be imputed to Manager or its Affiliates, or to the Corporate Personnel, or be deemed to constitute Manager's Grossly Negligent or Willful Acts, unless such acts or omissions resulted directly from gross negligence or willful misconduct on the part of the Corporate Personnel in supervising such Hotel Personnel or the Manager Executive Team. In no event shall the settlement by either Party in good faith of any claim brought by a third party (including Hotel Personnel) in connection with the ownership or operation of the Hotel be deemed to create any presumption of the validity of the claim, nor shall any such settlement be deemed to create any presumption that the acts or omissions giving rise to such claim constituted Manager's Grossly Negligent or Willful Acts.

         Manager Indemnified Parties - as defined in Section 12.9.1.

         Minimum Initial Working Capital - the amount set forth in the Term
Sheet.

         Mortgage - any real estate, leasehold, chattel mortgage, security agreement, deed of trust, security deed or similar document or instrument encumbering the Hotel or any part thereof, together with all promissory notes, loan agreements or other documents relating thereto.

         Mortgagee - any holder or beneficiary of a Mortgage.

         Northwind Obligations - as defined in the Purchase Agreement.

         Operating Account(s) - the bank account or accounts established for the Hotel in accordance with Section 3.5.1(a).

         Operating Expenses - all those ordinary and necessary expenses incurred in the operation of the Hotel in accordance with this Contract, including the Management Fee, Reimbursable Expenses, Centralized Services Charges, Hotel Personnel Costs (including all employment costs relating to the Manager Executive Team), the cost of maintenance and utilities (including, without limitation, the Northwind Obligations), garage payments, license fees pertaining to the theme used at the Hotel, administrative expenses, the costs of advertising, marketing and business promotion and any amounts payable to Manager as set forth in this Contract, all as determined in accordance with GAAP and the Uniform System. Notwithstanding the foregoing description, the following shall not constitute Operating Expenses: (i) Taxes; (ii) Insurance Costs; (iii) Capital Expenses; (iv) rentals of real and personal property (except, with respect to personal property, rentals incurred directly in connection with revenue generating activities); (v) depreciation and amortization of capitalized assets; (vi) except for Hotel Personnel, costs and expenses of Owner or Owner's personnel, including entertainment expenses, salaries, wages and employee benefits of Owner's employees, directors' fees and the expenses of directors or Owner's employees to attend board meetings; and (vii) professional fees and costs, including the fees and disbursements of attorneys, accountants and appraisers, incurred directly or indirectly in connection with any category of expense that is not itself an Operating Expense.

         Operating Plan - the annual marketing and operating plan and budget for the Hotel prepared in accordance with the terms of Section 2.4.

         Operating Standard - the standard of management of the Hotel described in Section 2.2.

         Operating Term - the term of this Contract, as defined in Section 4.1.

         Operating Year - each calendar year during the Operating Term, except that the first Operating Year shall be a partial year beginning on the Effective Date or Opening Date, as applicable, and ending on the following December 31, and if this Contract is terminated effective on a date other than December 31 in any year, then the last Operating Year shall also be a partial year commencing on January 1 of the year in which such termination occurs and ending on the effective date of termination or expiration.

         Out-of-Pocket Expenses - the out-of-pocket costs (with no mark up or profit to Manager or Manager's affiliates) incurred by Manager in performing its services under this Contract, including to the extent relating or allocable solely or predominantly to the Hotel, air and ground transportation, meals, lodging and taxis, gratuities, computer and automation services, document reproduction, printing, promotional materials, stationery, postage, long-distance telephone calls and facsimiles.

         Owner Executive Team - as defined in Section 2.7.1.

         Owner Indemnified Parties - as defined in Section 12.9.2.

         Payroll Accounts - as defined in Section 3.5.1(b).

         Person - an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Proprietary Information - all information and other intellectual property in a written or tangible form relating to Manager or any of its Affiliate, the business affairs of Manager or any of its Affiliates, or any hotel, resort or similar facility (including any condominium or interval ownership properties) which Manager or any of its Affiliates owns, leases, operates or franchises, including, without limitation: (i) Trademarks; (ii) Proprietary Software; (iii) Guest Data; (iv) corporate sales records; (v) operational manuals (including, without limitation, accounting, financial administration, personnel administration, and policies and procedures manuals);
(vi) employee surveys; (vii) recipes, menus and wine lists; (viii) management programs developed by or on behalf of Manager, notwithstanding any modification or alteration made for application at the Hotel and notwithstanding their maintenance or administration by any other Person; (ix) business and marketing plans; (x) internal audit reports or other financial information relating to Manager or its Affiliates; (xi) material relating to the operating and design standards of any hotel or resort owned, leased, operated or franchised by Manager or any of its Affiliates; and (xii) all trade secrets, proprietary information and other information, materials and copyrightable or patentable subject matter developed, acquired, or licensed by Manager or any of its Affiliates in the operation of the Hotel or in any other hotel owned, leased, operated or franchised by Manager or any of its Affiliates, and any materials related thereto. "Proprietary Information" shall not include any of the foregoing to the extent (i) received from Owner, or (ii) developed jointly with Owner.

         Proprietary Software - computer software specially developed by or for Manager and/or its Affiliates for use in hotels and resorts managed by Manager and/or its Affiliates, as more fully described in Exhibit E.

         Purchase Agreement - means the agreement of purchase and sale entered (or be entered) into between Owner and Aladdin Gaming LLC for the acquisition of the Complex by Owner as the same may be amended from time to time.

         Reimbursable Expenses - all costs and expenses reimbursable to Manager pursuant to Section 3.3.

         Rentable Guest Room - an enclosed guest-room space that contains its own entrance from a common area, a bed, a toilet, a sink and a bathing facility.

         Rental Income - means net rental, license, concession or other payments received by Owner in respect of Administered Leases.

         Reserve Fund Contribution - the contribution to the Fund identified in the Term Sheet.

         Sale of the Hotel - the direct or indirect transfer of all or part of
(i) Owner's ownership interests in the Hotel, or (ii) the ownership interests in Owner, which shall be deemed to have occurred on the effective date of the transfer in question.

         Strip - that portion of Las Vegas, NV as delineated on the drawing attached at the end of this Exhibit C.

         Taking - a taking of all or any portion of the Hotel or the real property on which it is erected by any governmental authority (or any authority or entity acting on behalf of or purporting to act on behalf of any governmental authority) for any purpose whatsoever or a conveyance by Owner in lieu or under threat thereof.

         Taxes - all taxes, including ad valorem taxes on real property, personal property taxes and business and occupation taxes, relating to or assessed in connection with the ownership or operation of the Hotel, but not including income, franchise, or similar taxes imposed on Owner.

         Time Share Project - means the interval ownership resort development contemplated by the Timeshare Agreement (as defined in the Purchase Agreement).

         Trademarks - the trademarks, trade name, service marks and copyrights associated with the Brand Name and the Frequency Programs and the related marks that include the Brand Name, including the Brand Name mark, and the Brand Name logo or symbol, together with the right to use any and all slogans, derivations, trade secrets, know-how and trade dress and all other proprietary rights associated with such names, marks and slogans.

         Uniform System - the latest edition of the Uniform System of Accounts for the Lodging Industry that is published by the Hotel Association of New York City, Inc. and approved by the American Hotel & Motel Association (currently, the 9th Revised Edition, 1996).